REGISTRATION STATEMENT NO. 333-69753

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------


                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 5
                     THE TRAVELERS LIFE AND ANNUITY COMPANY
             (Exact name of registrant as specified in its charter)
                                  -------------

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0904249

                     P.O. BOX 990026, HARTFORD, CONNECTICUT
                06199-0026 (860) 308-1000 (Address, including Zip
                Code, and Telephone Number, including Area Code,
                  of Registrant's Principal Executive Offices)
                                -----------------

                                ERNEST J. WRIGHT
                                    Secretary
                     The Travelers Life and Annuity Company
                                P. O. Box 990026
                        Hartford, Connecticut 06199-0026
                                 (860) 308-1000
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)

       Approximate date of commencement of proposed sale to the public: The investment option interests covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X
                                ___

       If the registrant elects to deliver its latest annual report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box. _____

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ____.

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ____.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___


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





                                     PART I
                                   PROSPECTUS

                TRAVELERS RETIREMENT ACCOUNT ANNUITY PROSPECTUS:
           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES
            THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES

This prospectus describes TRAVELERS RETIREMENT ACCOUNT ANNUITY, a flexible premium deferred variable annuity contract (the "Contract") issued by The Travelers Insurance Company or The Travelers Life and Annuity Company. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to the first page of your Contract for the name of your issuing company. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("Qualified Contracts".) We may issue it as an individual Contract or as a group Contract. When we issue a group Contract, you will receive a certificate summarizing the Contract's provisions. For convenience, we refer to Contracts and certificates as "Contracts."

You can choose to have your premium ("Purchase Payments") and any applicable Purchase Payment Credits accumulate on a variable and, subject to availability, fixed basis in one of our funding options. Your Contract Value before the Maturity Date and the amount of monthly income afterwards will vary daily to reflect the investment experience of the Variable Funding Options you select. You bear the investment risk of investing in the Variable Funding Options. The Variable Funding Options are:

Capital Appreciation Fund                                          SALOMON BROTHERS VARIABLE SERIES FUNDS INC.
High Yield Bond Trust                                                 All Cap Fund - Class I(4)
Managed Assets Trust                                                  Investors Fund - Class I
Money Market Portfolio                                                Small Cap Growth Fund - Class I
AMERICAN FUNDS INSURANCE SERIES                                    SMITH BARNEY INVESTMENT SERIES
   Global Growth Fund - Class 2 Shares                                Smith Barney Premier Selections All Cap Growth Portfolio
   Growth Fund - Class 2 Shares                                    THE TRAVELERS SERIES TRUST
   Growth-Income Fund - Class 2 Shares                                Convertible Securities Portfolio
CITISTREET FUNDS, INC.                                                Disciplined Mid Cap Stock Portfolio CitiStreet
   Diversified Bond Fund - Class I                                    Equity Income Portfolio CitiStreet
   International Stock Fund - Class I                                 Large Cap Portfolio CitiStreet Large
   Company Stock Fund - Class I                                       Lazard International Stock Portfolio CitiStreet
   Small Company Stock Fund - Class I                                 Merrill Lynch Large Cap Core Portfolio(5)
DELAWARE VIP TRUST                                                    MFS Emerging Growth Portfolio
   Delaware VIP REIT Series - Standard Class                          MFS Mid Cap Growth Portfolio
   Delaware VIP Small Cap Value Series - Standard Class               MFS Value Portfolio
DREYFUS VARIABLE INVESTMENT FUND                                      Pioneer Fund Portfolio(6)
   Dreyfus Variable Investment Fund - Appreciation Portfolio          Social Awareness Stock Portfolio
     - Initial Shares
   Dreyfus Variable Investment Fund - Developing Leaders              Travelers Quality Bond Portfolio
     Portfolio - Initial Shares(1)
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST                  U.S. Government Securities Portfolio
   Mutual Shares Securities Fund - Class 2 Shares                  TRAVELERS SERIES FUND INC.
   Templeton Developing Markets Securities Fund - Class 2             AIM Capital Appreciation Portfolio
     Shares
   Templeton Foreign Securities Fund - Class 2 Shares                 MFS Total Return Portfolio
   Templeton Growth Securities Fund - Class 2 Shares                  Pioneer Strategic Income Portfolio(7)
GREENWICH STREET SERIES FUND                                          SB Adjustable Rate Income Portfolio Smith Barney Class
   Appreciation Portfolio                                             Smith Barney Aggressive Growth Portfolio
   Equity Index Portfolio - Class II Shares                           Smith Barney High Income Portfolio
JANUS ASPEN SERIES                                                    Smith Barney Large Capitalization Growth Portfolio
   Mid Cap Growth Portfolio - Service Shares(2)                       Strategic Equity Portfolio(8)
LAZARD RETIREMENT SERIES, INC.                                     VAN KAMPEN LIFE INVESTMENT TRUST
   Lazard Retirement Small Cap Portfolio                              Comstock Portfolio Class II Shares
LORD ABBETT SERIES FUND, INC.                                         Emerging Growth Portfolio Class II Shares
   Growth and Income Portfolio                                     VARIABLE ANNUITY PORTFOLIOS
   Mid-Cap Value Portfolio                                            Smith Barney Small Cap Growth Opportunities Portfolio
OPPENHEIMER VARIABLE ACCOUNT FUNDS                                 VARIABLE INSURANCE PRODUCTS FUND II
   Oppenheimer Main Street Fund/VA - Service Shares(3)                Asset Manager Portfolio - Service Class 2
PIMCO VARIABLE INSURANCE TRUST                                        Contrafund(R)Portfolio - Service Class 2
   Total Return Portfolio - Administrative Class                   VARIABLE INSURANCE PRODUCTS FUND III
PUTNAM VARIABLE TRUST                                                 Mid Cap Portfolio - Service Class 2
   Putnam VT Small Cap Value Fund - Class IB Shares

--------------
(1)   Formerly Small Cap Portfolio - Initial Shares
(2)   Formerly Aggressive Growth Portfolio - Service Shares
(3)   Formerly Oppenheimer Main Street Growth & Income
      Fund/VA - Service Shares
(4)   Formerly Capital Fund - Class I
(5)   Formerly MFS Research Portfolio
(6)   Formerly Utilities Portfolio
(7)   Formerly Putnam Diversified Income Portfolio

(8)   Formerly Alliance Growth Portfolio

We also offer variable annuity Contracts that do not have Purchase Payment Credits, and therefore may have lower fees. Over time, the value of the Purchase Payment Credits could be more than offset by higher charges. You should carefully consider whether or not this Contract is the most appropriate investment for you.

The Contract, certain Contract features and/or some of the funding options may not be available in all states. This prospectus provides the information that you should know before investing in the Contract. Please keep this prospectus for future reference. You can receive additional information about your Contract by requesting a copy of the Statement of Additional Information ("SAI") dated May 3, 2004. We filed the SAI with the Securities and Exchange Commission ("SEC"), and it is incorporated by reference into this prospectus. To request a copy, write to The Travelers Insurance Company, Annuity Investor Services, One Cityplace, 3 CP, Hartford, Connecticut 06103-3415, call 1-800-842-9406 or access the SEC's website (http://www.sec.gov). See Appendix E for the SAI's table of contents.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. VARIABLE ANNUITY CONTRACTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          PROSPECTUS DATED MAY 3, 2004

                                TABLE OF CONTENTS


Glossary.............................................   3     Payment Options........................................   33
Summary..............................................   5          Election of Options...............................   33
Fee Table............................................   8          Annuity Options...................................   34
Condensed Financial Information......................  16     Miscellaneous Contract Provisions......................   35
The Annuity Contract.................................  16          Right to Return...................................   35
     Contract Owner Inquiries........................  17          Termination.......................................   35
     Purchase Payments...............................  17          Required Reports..................................   35
     Purchase Payment Credits .......................  17          Suspension of Payments............................   35
     Conservation Credit.............................  17     The Separate Accounts..................................   35
     Accumulation Units..............................  17          Performance Information...........................   36
     The Variable Funding Options....................  17     Federal Tax Considerations.............................   36
Fixed Account .......................................  24        General Taxation of Annuities.......................   36
Charges and Deductions...............................  24        Types of Contracts: Qualified and Non-qualified.....   37
     General.........................................  24        Qualified Annuity Contracts.........................   37
     Withdrawal Charge...............................  24          Taxation of Qualified Annuity Contracts...........   37
     Free Withdrawal Allowance.......................  25          Mandatory Distributions for Qualified Plans.......   37
     Transfer Charge.................................  26        Non-qualified Annuity Contracts.....................   37
     Mortality and Expense Risk Charge...............  26          Diversification Requirements for Variable
     Variable Funding Option Expenses................  26            Annuities.......................................   38
     Floor Benefit/Liquidity Benefit Charges.........  26          Ownership of the Investments......................   38
     CHART Asset Allocation Program Charges .........  26          Taxation of Death Benefit Proceeds................   38
     Premium Tax.....................................  26        Other Tax Considerations............................   39
     Changes in Taxes Based upon Premium or                        Treatment of Charges for Optional
       Value.........................................  26            Death Benefits..................................   39
Transfers............................................  27          Penalty Tax for Premature Distribution............   39
Access to Your Money.................................  28          Puerto Rico Tax Considerations....................   39
     Systematic Withdrawals..........................  28          Non-Resident Aliens...............................   39
Ownership Provisions.................................  28     Available Information..................................   39
     Types of Ownership..............................  28     Incorporation of Certain Documents by
       Contract Owner................................  28          Reference.........................................   40
       Beneficiary...................................  29     Other Information......................................   40
Death Benefit........................................  29          The Insurance Companies...........................   40
     Death Proceeds before the Maturity Date.........  29          Financial Statements..............................   40
     Step-Up Death Benefit Value.....................  30          Distribution of Variable Annuity Contracts........   41
     Payment of Proceeds.............................  30          Conformity with State and Federal Laws............   42
     Beneficiary Contract Continuance................  30          Voting Rights.....................................   42
     Planned Death Benefit...........................  31          Restrictions on Financial Transactions............   42
     Death Proceeds after the Maturity Date..........  31          Legal Proceedings and Opinions....................   42
The Annuity Period...................................  31     Appendix A: Condensed Financial
     Maturity Date...................................  31        Information for The Travelers Insurance
     Liquidity Benefit ..............................  32        Company: Separate Account Five......................  A-1
     Allocation of Annuity...........................  32     Appendix B: Condensed Financial Information
     Variable Annuity................................  33        for The Travelers Life and Annuity
     Fixed Annuity...................................  33        Company: Separate Account Six.......................  B-1
                                                              Appendix C: Waiver of Withdrawal Charge
                                                                 for Nursing Home Confinement........................  C-1
                                                              Appendix D: Market Value Adjustment....................  D-1
                                                              Appendix E: Contents of the Statement
                                                                 of Additional Information...........................  E-1

                                    GLOSSARY

ACCUMULATION UNIT -- an accounting unit of measure used to calculate the value of this Contract before Annuity Payments begin.

ANNUITANT -- the person on whose life the Maturity Date and Annuity Payments depend.

ANNUITY PAYMENTS -- a series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.

ANNUITY UNIT -- an accounting unit of measure used to calculate the amount of Annuity Payments.

CASH SURRENDER VALUE -- the Contract Value less any withdrawal charge and premium tax not previously deducted.

CODE -- the Internal Revenue Code of 1986, as amended, and all related laws and regulations that are in effect during the term of this Contract.

CONTINGENT ANNUITANT -- the individual who becomes the Annuitant when the Annuitant who is not the owner dies prior to the Maturity Date.

CONTRACT DATE -- the date on which the Contract is issued.

CONTRACT OWNER (you) -- the person named in the Contract (on the specifications page) as the owner of the Contract.

CONTRACT VALUE -- Purchase Payments and any associated Purchase Payment Credits, plus or minus any investment experience on the amounts allocated to the variable funds or interest on amounts allocated to the Fixed Account, adjusted by any applicable charges and withdrawals.

CONTRACT YEARS -- twelve month periods beginning with the Contract Date.

DEATH REPORT DATE -- the day on which we have received 1) Due Proof of Death and
2) written payment instructions or election of spousal or beneficiary contract continuation.

DUE PROOF OF DEATH -- (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

FIXED ACCOUNT -- an account that consists of all of the assets under this Contract other than those in the Separate Account.

HOME OFFICE -- the Home Office of The Travelers Insurance Company or The Travelers Life and Annuity Company or any other office that we may designate for the purpose of administering this Contract.

MATURITY DATE -- the date on which the Annuity Payments are to begin.

PAYMENT OPTION -- an Annuity or Income option elected under your Contract.

PURCHASE PAYMENT -- any premium paid by you to initiate or supplement this Contract.

PURCHASE PAYMENT CREDIT -- an amount credited to your Contract Value that equals a percentage of each Purchase Payment made.

QUALIFIED CONTRACT -- a contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, or 414(d) of the Code.

SEPARATE ACCOUNT -- a segregated account registered with the Securities and Exchange Commission ("SEC"), the assets of which are invested solely in the Underlying Funds. The assets of the Separate Account are held exclusively for the benefit of Contract Owners.

SUBACCOUNT -- that portion of the assets of a Separate Account that is allocated to a particular Underlying Fund.

UNDERLYING FUND -- a portfolio of an open-end management investment company that is registered with the SEC in which the Subaccounts invest.

VALUATION DATE -- a date on which a Subaccount is valued.

VALUATION PERIOD -- the period between successive valuations.

VARIABLE FUNDING OPTION -- an open-end diversified management investment company that serves as an investment option under the Separate Account.

WE, US, OUR-- The Travelers Insurance Company or the Travelers Life and Annuity Company.

WRITTEN REQUEST -- written information sent to us in a form and content satisfactory to us and received at our Home Office.

YOU, YOUR -- the Contract Owner.

                                    SUMMARY:
                          TRAVELERS RETIREMENT ACCOUNT

THIS SUMMARY DETAILS SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. PLEASE READ THE ENTIRE PROSPECTUS CAREFULLY.

WHAT COMPANY WILL ISSUE MY CONTRACT? Your issuing company is either The Travelers Insurance Company or The Travelers Life and Annuity Company, ("the Company," "we" or "us"). The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing Company. Each company sponsors its own segregated account ("Separate Account"). The Travelers Insurance Company sponsors the Travelers Separate Account Five for Variable Annuities ("Separate Account Five"); The Travelers Life and Annuity Company sponsors the Travelers Separate Account Six for Variable Annuities ("Separate Account Six"). When we refer to the Separate Account, we are referring to either Separate Account Five or Separate Account Six, depending upon your issuing Company. The Contract may not currently be available for sale in all states.

CAN YOU GIVE ME A GENERAL DESCRIPTION OF THE CONTRACT? We designed the Contract for retirement savings or other long-term investment purposes. The Contract provides a death benefit as well as guaranteed payout options. You direct your payment(s) to one or more of the Variable Funding Options and/or to the Fixed Account that is part of our general account (the "Fixed Account"). We guarantee money directed to the Fixed Account as to principal and interest. The Variable Funding Options fluctuate with the investment performance of the Underlying Funds and are not guaranteed. You can also lose money in the Variable Funding Options.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the payout phase (annuity period). During the accumulation phase generally, your pre-tax contributions accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal, presumably when you are in a lower tax bracket. The payout phase occurs when you begin receiving payments from your Contract. The amount of money you accumulate in your Contract determines the amount of income (Annuity Payments) you receive during the payout phase.

During the payout phase, you may choose one of a number of annuity options. You may receive income payments from the Variable Funding Options and/or the Fixed Account. If you elect variable income payments, the dollar amount of your payments may increase or decrease. Once you choose one of the annuity options and begin to receive payments, it cannot be changed.

WHO CAN PURCHASE THIS CONTRACT? The Contract is currently only available for use in connection with tax qualified retirement plans ("Plans"), which include Contracts qualifying under Section 401(a), 403(b), 408 or 457 of the Internal Revenue Code of 1986, as amended, as well as beneficiary-directed transfers of death benefit proceeds from another contract. Purchase of this Contract through a Plan does not provide any additional tax deferral benefits beyond those provided by the Plan. Accordingly, you should consider purchasing this Contract for its death benefit, annuity option benefits, and other non-tax-related benefits.

You may purchase the Contract with an initial payment of at least $20,000. You may make additional payments of at least $5,000 at any time during the accumulation phase.

This product is available to owners and Annuitants under the age of 85 as of the Contract Date.

CAN I EXCHANGE MY CURRENT ANNUITY CONTRACT FOR THIS CONTRACT? The Code generally permits you to exchange one annuity contract for another in a "tax-free exchange." Therefore, you can transfer the proceeds from another annuity contract to make Purchase Payments under this Contract. Before making an exchange to acquire this Contract, you should carefully compare this Contract to your current contract. You may have to pay a surrender charge under your current contract to exchange it for this Contract, and this Contract has its own surrender charges that would apply to you. The other fees and charges under this Contract may be higher or lower and the benefits may be different than those of your current contract. In addition, you may have to pay federal income or penalty taxes on the exchange if it does not qualify for tax-free treatment. You should not exchange another contract for this Contract unless you determine, after evaluating all the facts, that the exchange is in your best interests. Remember that the person selling you the Contract generally will earn a commission on the sale.

WHO IS THE CONTRACT ISSUED TO? If you purchase an individual Contract, you are the Contract Owner. If a group Contract is purchased, we issue certificates to the individual participants. Where we refer to "you," we are referring to the individual Contract Owner or the group participant, as applicable. We refer to both contracts and certificates as "Contracts." If a group unallocated Contract is purchased, we issue only the Contract.

We issue group Contracts in connection with retirement plans. Depending on your Plan, certain features and/or Variable Funding Options described in this prospectus may not be available to you. Your Plan provisions supercede the prospectus. If you have any questions about your specific Plan, contact your Plan administrator.

IS THERE A RIGHT TO RETURN PERIOD? If you cancel the Contract within ten days after you receive it, you will receive a full refund of your Contract Value plus any Contract charges and premium taxes you paid (but not fees and charges assessed by the Underlying Funds). Where state law requires a different right to return period, or the return of Purchase Payments, the Company will comply. You bear the investment risk on the Purchase Payment allocated to a Variable Funding Option during the right to return period; therefore, the Contract Value we return may be greater or less than your Purchase Payment.

If you purchased your Contract as an Individual Retirement Annuity, and you return it within the first seven days after delivery, or longer if your state permits, we will refund your full Purchase Payment. During the remainder of the right to return period, we will refund your Contract Value (including charges we assessed). We will determine your Contract Value at the close of business on the day we receive a Written Request for a refund.

During the right to return period, you will not bear any Contract fees associated with the Purchase Payment Credits. If you exercise your right to return, you will be in the same position as if you had exercised the right to return in a variable annuity Contract with no Purchase Payment Credit. You would, however, receive any gains, and we would bear any losses attributable to the Purchase Payment Credits.

CAN YOU GIVE A GENERAL DESCRIPTION OF THE VARIABLE FUNDING OPTIONS AND HOW THEY OPERATE? Through its Subaccounts, the Separate Account uses your Purchase Payments to purchase shares, at your direction, of one or more of the Variable Funding Options. In turn, each Variable Funding Option invests in an underlying mutual fund ("Underlying Fund") that holds securities consistent with its own investment policy. Depending on market conditions, you may make or lose money in any of these Variable Funding Options.

You can transfer among the Variable Funding Options as frequently as you wish without any current tax implications. Currently there is no charge for transfers, nor a limit to the number of transfers allowed. We may, in the future, charge a fee for any transfer request, or limit the number of transfers allowed. At a minimum, we would always allow one transfer every six months. We reserve the right to restrict transfers that we determine will disadvantage other Contract Owners.

WHAT EXPENSES WILL BE ASSESSED UNDER THE CONTRACT? The Contract has insurance features and investment features, and there are costs related to each. We deduct a mortality and expense risk ("M&E") charge daily from the amounts you allocate to the Separate Account. We deduct the M&E at an annual rate of 0.80% for the Standard Death Benefit, and 1.25% for the Optional Death Benefit. Each Underlying Fund also charges for management costs and other expenses.

We will apply a withdrawal charge to withdrawals from the Contract, and will calculate it as a percentage of the Purchase Payments and any associated Purchase Payment Credits withdrawn. The maximum percentage is 5%, decreasing to 0% in years six and later.

Upon annuitization, if you select the Variable Annuitization Floor Benefit, there is a Floor Benefit charge assessed. This charge will vary based upon market conditions, and will be set at the time you choose this option. Once established, this charge will remain the same throughout the term of the annuitization. If you select the Liquidity Benefit, there is a charge of 5% of the amounts withdrawn.

HOW WILL MY PURCHASE PAYMENTS AND WITHDRAWALS BE TAXED? Generally, the payments you make to a Qualified Contract during the accumulation phase are made with before-tax dollars. Generally, you will be taxed on your Purchase Payments, Purchase Payment Credits and on any earnings when you make a withdrawal or begin receiving Annuity Payments. Payments to the Contract are made with after-tax dollars, and any credits and earnings will generally accumulate tax-deferred. You will be taxed on these earnings when they are withdrawn from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the amount withdrawn.

HOW MAY I ACCESS MY MONEY? You can take withdrawals any time during the accumulation phase. Withdrawal charges may apply, and income taxes, and/or a penalty tax may apply to taxable amounts withdrawn.

WHAT IS THE DEATH BENEFIT UNDER THE CONTRACT? You may choose to purchase the Standard or Optional Death Benefit. If you die before the Contract is in the payout phase, the person you have chosen as your beneficiary will receive a death benefit. We calculate the death benefit value at the close of the business day on which our Home Office receives (1) Due Proof of Death and (2) written payment instructions or the election of beneficiary contract continuance. Please refer to the Death Benefit section in the prospectus for more details.

WHERE MAY I FIND OUT MORE ABOUT ACCUMULATION UNIT VALUES? The Condensed Financial Information in Appendix A or Appendix B to this prospectus provides more information about Accumulation Unit values.

ARE THERE ANY ADDITIONAL FEATURES? This Contract has other features you may be interested in. These include:

     o DOLLAR COST AVERAGING. This is a program that allows you to invest a fixed amount of money in Variable Funding Options each month, theoretically giving you a lower average cost per unit over time than a single one-time purchase. Dollar Cost Averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. Potential investors should consider their financial ability to continue purchases through periods of low price levels.

     o SYSTEMATIC WITHDRAWAL OPTION. Before the Maturity Date, you can arrange to have money sent to you at set intervals throughout the year. Of course, any applicable income and penalty taxes will apply on amounts withdrawn. Withdrawals in excess of the free withdrawal allowance may be subject to a withdrawal charge.

     o MANAGED DISTRIBUTION PROGRAM. This program allows us to automatically calculate and distribute to you, in November of the applicable tax year, an amount that will satisfy the Internal Revenue Service's minimum distribution requirements imposed on certain Contracts once the owner reaches age 70 1/2or retires. These minimum distributions occur during the accumulation phase.

     o ASSET ALLOCATION ADVICE. If allowed, you may elect to enter into a separate advisory agreement with CitiStreet Financial Services LLC. ("CitiStreet"), an affiliate of the Company, for the purpose of receiving asset allocation advice under CitiStreet's CHART Program. The CHART Program allocates all Purchase Payments among the CitiStreet Funds. The CHART Program and applicable fees are fully described in a separate disclosure statement.

     o BENEFICIARY CONTRACT CONTINUANCE (NOT PERMITTED FOR NON-NATURAL BENEFICIARIES). If you die before the Maturity Date, and if the value of any beneficiary's portion of the death benefit is between $20,000 and $1,000,000 as of the date of your death, that beneficiary(s) may elect to continue his/her portion of the Contract.

                                    FEE TABLE
================================================================================

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer Contract Value between Variable Funding Options. Expenses shown do not include premium taxes, which may be applicable.

CONTRACT OWNER TRANSACTION EXPENSES

          WITHDRAWAL CHARGE...................................... 5%(1)
          (AS A PERCENTAGE OF THE PURCHASE PAYMENTS AND ANY APPLICABLE PURCHASE PAYMENT CREDITS WITHDRAWN)


          TRANSFER CHARGE........................................ $10(2)
          (ASSESSED ON TRANSFERS THAT EXCEED 12 PER YEAR)


          LIQUIDITY BENEFIT CHARGE...............................5%...
          (DURING THE ANNUITY PERIOD, IF YOU HAVE ELECTED THE LIQUIDITY BENEFIT, A SURRENDER CHARGE OF 5% OF THE AMOUNT WITHDRAWN WILL BE ASSESSED. SEE "LIQUIDITY BENEFIT").

----------

(1) The withdrawal charge declines to zero after the Purchase Payment has been in the Contract for 6 years. The charge is as follows:

           YEARS SINCE PURCHASE PAYMENT MADE
       ----------------------------------------
       GREATER THAN OR EQUAL TO   BUT LESS THAN      WITHDRAWAL CHARGE
               0 years               1 years                5%
               1 years               2 years                4%
               2 years               3 years                3%
               3 years               4 years                2%
               4 years               5 years                1%
               5 years+                                     0%

(2)  We do not currently assess the transfer charge.

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Underlying Fund fees and expenses.

ANNUAL SEPARATE ACCOUNT CHARGES
(AS A PERCENTAGE OF THE AVERAGE DAILY NET ASSETS OF THE SEPARATE ACCOUNT)

       STANDARD DEATH BENEFIT:
       Mortality and Expense Risk Charge.............    0.80%
       Administrative Expense Charge.................    None
                                                       -------
            Total Annual Separate Account Charges....    0.80%

       OPTIONAL DEATH BENEFIT:
       Mortality and Expense Risk Charge.............   1.25%
       Administrative Expense Charge.................    None
                                                       -------
            Total Annual Separate Account Charges....   1.25%

During the annuity period, if you have elected the Variable Annuitization Floor Benefit, a total annual separate account charge of up to 3.80% or 4.25% may apply. See "Variable Annuitization Floor Benefit").

UNDERLYING FUND EXPENSES AS OF DECEMBER 31, 2003 (UNLESS OTHERWISE INDICATED):

The first table below shows the range (minimum and maximum) of the total annual operating expenses charged by all of the Underlying Funds, before any voluntary or contractual fee waivers and/or expense reimbursements. The second table shows each Underlying Fund's management fee, distribution and/or service fees (12b-1) if applicable, and other expenses. The Underlying Funds provided this information and we have not independently verified it. More detail concerning each Underlying Fund's fees and expenses is contained in the prospectus for each Underlying Fund. Current prospectuses for the Underlying Funds can be obtained by calling 1-800-842-9406.


MINIMUM AND MAXIMUM TOTAL ANNUAL UNDERLYING FUND OPERATING EXPENSES

                                                                         MINIMUM                       MAXIMUM
----------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Underlying Fund
assets, including management fees, distribution
and/or service fees (12b-1) fees, and other expenses.                     0.42%                         4.72%

UNDERLYING FUND FEES AND EXPENSES
(as a percentage of average daily net assets

                                                DISTRIBUTION                  TOTAL        CONTRACTUAL        NET TOTAL
                                                   AND/OR                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT     SERVICE(12B-1)   OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES        EXPENSES     EXPENSES     REIMBURSEMENT       EXPENSES
------------------------------  --------------  ------------- - ---------  ------------  ----------------  ----------------
Capital Appreciation Fund           0.75%           --           0.07%        0.82%            --
                                                                                                                   0.82%(17)
High Yield Bond Trust
                                    0.52%           --           0.13%        0.65%            --                  0.65%(1)
Managed Assets Trust
                                    0.50%           --           0.09%        0.59%            --                  0.59%(17)
Money Market Portfolio
                                    0.32%           --           0.10%        0.42%            --                  0.42%(2)
AIM VARIABLE INSURANCE
FUNDS, INC.
   AIM V.I. Premier Equity
     Fund - Series I+               0.61%           --           0.24%        0.85%            --                  0.85%
AMERICAN FUNDS INSURANCE
   SERIES
   Global Growth Fund -
     Class 2 Shares*                0.66%          0.25%         0.04%        0.95%            --                  0.95%
   Growth Fund - Class 2
     Shares*                        0.37%          0.25%         0.02%        0.64%            --                  0.64%
   Growth-Income Fund -
     Class 2 Shares*                0.33%          0.25%         0.01%        0.59%            --                  0.59%
CITISTREET FUNDS, INC.
   CitiStreet Diversified
     Bond Fund - Class I            0.44%           --           0.11%        0.55%            --                  0.55%

                                                DISTRIBUTION                  TOTAL        CONTRACTUAL        NET TOTAL
                                                   AND/OR                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT     SERVICE(12B-1)   OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES        EXPENSES     EXPENSES     REIMBURSEMENT       EXPENSES
------------------------------  --------------  ------------- - ---------  ------------  ----------------  ----------------
   CitiStreet International
     Stock Fund - Class I           0.74%           --           0.16%        0.90%            --                  0.90%
   CitiStreet Large Company
     Stock Fund - Class I           0.53%           --           0.10%        0.63%            --                  0.63%
   CitiStreet Small Company
     Stock Fund - Class I           0.60%           --           0.19%        0.79%            --                  0.79%
CITISTREET FUNDS, INC. **
   CitiStreet Diversified
     Bond Fund - Class I            0.44%           --           1.36%        1.80%            --                  1.80%
   CitiStreet International
     Stock Fund - Class I           0.74%           --           1.41%        2.15%            --                  2.15%
   CitiStreet Large Company
     Stock Fund - Class I           0.53%           --           1.35%        1.88%            --                  1.88%
   CitiStreet Small Company
     Stock Fund - Class I           0.60%           --           1.44%        2.04%            --                  2.04%
CREDIT SUISSE TRUST
   Credit Suisse Trust
     Emerging Market
     Portfolio+                     1.25%           --           0.56%        1.81%            --                 --(24)
DELAWARE VIP TRUST
   Delaware VIP REIT Series
     - Standard Class               0.75%           --           0.11%        0.86%            --                  0.86%(3)
   Delaware VIP Small Cap
     Value Series - Standard
     Class                          0.75%           --           0.11%        0.86%            --                  0.86%(4)
DREYFUS VARIABLE INVESTMENT FUND
   Dreyfus Variable
     Investment Fund -
     Appreciation Portfolio
     - Initial Shares               0.75%           --           0.05%        0.80%            --                  0.80%
   Dreyfus Variable
     Investment Fund -
     Developing Leaders
     Portfolio - Initial
     Shares                         0.75%           --           0.07%        0.82%            --                  0.82%
FRANKLIN TEMPLETON VARIABLE
   INSURANCE PRODUCTS TRUST
   Mutual Shares Securities
     Fund - Class 2 Shares*         0.60%          0.25%         0.20%        1.05%            --                  1.05%(5)
   Templeton Developing
     Markets Securities Fund
     - Class 2 Shares*              1.25%          0.25%         0.30%        1.80%            --                  1.80%
   Templeton Foreign
     Securities Fund - Class
     2 Shares*                      0.69%          0.25%         0.22%        1.16%           0.04%                1.12%(6)
   Templeton Growth
     Securities Fund - Class
     2 Shares*                      0.81%          0.25%         0.07%        1.13%            --                  1.13%(7)
GREENWICH STREET SERIES FUND
   Appreciation Portfolio           0.75%           --           0.02%        0.77%            --                  0.77%
   Equity Index Portfolio -
     Class II Shares*               0.31%          0.25%         0.04%        0.60%            --                  0.60%
   Fundamental Value
     Portfolio+                     0.75%           --           0.02%        0.77%            --                  0.77%
JANUS ASPEN SERIES
   Balanced Portfolio -
     Service Shares*                0.65%          0.25%         0.02%        0.92%            --                  0.92%
   Mid Cap Growth Portfolio
     - Service Shares*              0.65%          0.25%         0.02%        0.92%            --                  0.92%
   Worldwide Growth
     Portfolio - Service
     Shares*                        0.65%          0.25%         0.06%        0.96%            --                  0.96%
LAZARD RETIREMENT SERIES,
   INC.
   Lazard Retirement Small
     Cap Portfolio*                 0.75%          0.25%         0.42%        1.42%           0.17%                1.25%(8)
LORD ABBETT SERIES FUND, INC.
   Growth and Income
     Portfolio                      0.50%           --           0.35%        0.85%            --                  0.85%
   Mid-Cap Value Portfolio          0.75%           --           0.33%        1.08%            --                  1.08%

                                                DISTRIBUTION                  TOTAL        CONTRACTUAL        NET TOTAL
                                                   AND/OR                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT     SERVICE(12B-1)   OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES        EXPENSES     EXPENSES     REIMBURSEMENT       EXPENSES
------------------------------  --------------  ------------- - ---------  ------------  ----------------  ----------------
OPPENHEIMER VARIABLE ACCOUNT
   FUNDS
   Oppenheimer Main Street
     Fund/VA - Service
     Shares*                        0.68%          0.25%         0.03%        0.96%            --                  0.96%
PIMCO VARIABLE INSURANCE
   TRUST
   Total Return Portfolio -
     Administrative Class*          0.25%          0.15%         0.26%        0.66%           0.01%                0.65%(9)
PUTNAM VARIABLE TRUST
   Putnam VT Discovery
     Growth Fund - Class IB
     Shares*                        0.70%          0.25%         0.86%        1.81%            --                  1.81%(10)
   Putnam VT International
     Equity Fund - Class IB
     Shares*                        0.77%          0.25%         0.22%        1.24%            --                  1.24%(10)
   Putnam VT Small Cap Value
     Fund - Class IB Shares*        0.80%          0.25%         0.12%        1.17%            --                  1.17%(10)
SALOMON BROTHERS VARIABLE
   SERIES FUNDS INC.
   All Cap Fund - Class I           0.85%           --           0.13%        0.98%            --                  0.98%
   Investors Fund - Class I         0.70%           --           0.12%        0.82%            --                  0.82%
   Small Cap Growth Fund -
     Class I                        0.75%           --           0.51%        1.26%            --                  1.26%
   Total Return Fund -
     Class I+                       0.80%           --           0.21%        1.01%            --                 --(24)
SMITH BARNEY INVESTMENT
   SERIES
   Smith Barney Large Cap
     Core Portfolio+                0.75%           --           0.16%        0.91%            --                  0.91%
   Smith Barney Premier
     Selections All Cap
     Growth Portfolio               0.75%           --           0.15%        0.90%            --                  0.90%
STRONG VARIABLE INSURANCE
   FUNDS, INC.
   Strong Multi Cap Value
     Fund II+                       0.75%           --           0.86%        1.61%            --                 --(11)
THE TRAVELERS SERIES TRUST
   Convertible Securities
     Portfolio                      0.60%           --           0.18%        0.78%            --                  0.78%(12)
   Disciplined Mid Cap Stock
     Portfolio                      0.70%           --           0.12%        0.82%            --                  0.82%(13)
   Equity Income Portfolio          0.75%           --           0.12%        0.87%            --                  0.87%(13)
   Federated Stock Portfolio+       0.63%           --           0.29%        0.92%            --                  0.92%(13)
   Large Cap Portfolio              0.75%           --           0.11%        0.86%            --                  0.86%(13)
   Lazard International
     Stock Portfolio                0.83%           --           0.17%        1.00%            --                  1.00%(17)
   Merrill Lynch Large Cap
     Core Portfolio                 0.80%           --           0.19%        0.99%            --                  0.99%(14)
   MFS Emerging Growth
     Portfolio                      0.75%           --           0.14%        0.89%            --                  0.89%(13)
   MFS Mid Cap Growth
     Portfolio                      0.80%           --           0.12%        0.92%            --                  0.92%(14)
   MFS Value Portfolio              0.75%           --           0.33%        1.08%            --                 --(14)
   Pioneer Fund Portfolio           0.72%           --           0.40%        1.12%            --                  1.12%(15)
   Social Awareness Stock
     Portfolio                      0.62%           --           0.16%        0.78%            --                  0.78%(17)
   Travelers Quality Bond
     Portfolio                      0.32%           --           0.11%        0.43%            --                  0.43%(16)
   U.S. Government
     Securities Portfolio           0.32%           --           0.10%        0.42%            --                  0.42%(17)
TRAVELERS SERIES FUND INC.
   AIM Capital Appreciation
     Portfolio                      0.80%           --           0.05%        0.85%            --                  0.85%
   MFS Total Return Portfolio       0.80%           --           0.02%        0.82%            --                  0.82%

                                                DISTRIBUTION                  TOTAL        CONTRACTUAL        NET TOTAL
                                                   AND/OR                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT     SERVICE(12B-1)   OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES        EXPENSES     EXPENSES     REIMBURSEMENT       EXPENSES
------------------------------  --------------  ------------- - ---------  ------------  ----------------  ----------------
   Pioneer Strategic Income
     Portfolio                      0.75%           --           0.25%        1.00%            --                  1.00%
   SB Adjustable Rate Income
     Portfolio Smith Barney
     Class*                         0.60%          0.25%         3.87%        4.72%           3.72%                1.00%(18)
   Smith Barney Aggressive
     Growth Portfolio               0.80%           --           0.02%        0.82%            --                  0.82%
   Smith Barney High Income
     Portfolio                      0.60%           --           0.09%        0.69%            --                  0.69%
   Smith Barney
     International All Cap
     Growth Portfolio+              0.90%           --           0.09%        0.99%            --                  0.99%
   Smith Barney Large
     Capitalization Growth
     Portfolio                      0.75%           --           0.04%        0.79%            --                  0.79%
   Strategic Equity Portfolio       0.80%           --           0.04%        0.84%            --                  0.84%
VAN KAMPEN LIFE INVESTMENT
   TRUST
   Comstock Portfolio Class
     II Shares*                     0.60%          0.25%         0.05%        0.90%            --                  0.90%
   Emerging Growth Portfolio
     Class II Shares*               0.70%          0.25%         0.07%        1.02%            --                  1.02%
   Enterprise Portfolio
     Class II Shares*               0.50%          0.25%         0.14%        0.89%            --                 --(19)
VARIABLE ANNUITY PORTFOLIOS
   Smith Barney Small Cap
     Growth Opportunities
     Portfolio                      0.75%           --           0.40%        1.15%            --                 --(24)
VARIABLE INSURANCE PRODUCTS
   FUND II
   Asset Manager Portfolio -
     Service Class 2*               0.53%          0.10%         0.11%        0.74%            --                 --(20)
   Contrafund(R)Portfolio -
     Service Class 2*               0.58%          0.25%         0.10%        0.93%            --                 --(21)
VARIABLE INSURANCE PRODUCTS
   FUND III
   Dynamic Capital
     Appreciation Portfolio
     - Service Class 2*             0.58%          0.25%         1.27%        2.10%            --                 --(22)
   Mid Cap Portfolio -
     Service Class 2*               0.58%          0.25%         0.12%        0.95%            --                 --(23)

--------------
 * The 12b-1 fees deducted from these classes cover certain distribution, shareholder support and administrative services provided by intermediaries (the insurance company, broker dealer or other service provider).
 **    Includes 0.0125 CHART asset allocation fee.
 +     Closed to new investors.


NOTES
 (1) Management fee is based on 0.50% on first $50 million of net assets; 0.40% on the next $100 million; 0.30% on the next $100 million and 0.25% on assets in excess of $250 million. Other Expenses include 0.06% adminstrative services fee the Fund pays to Travelers Insurance Company.
 (2) Fund has a voluntary waiver of 0.40%. Other Expenses include 0.06% administrative services fee the Fund pays to Travelers Insurance Company.
 (3) The investment advisor for the Delaware VIP REIT Series is Delaware Management Company ("DMC"). For the period May 1, 2002 through April 30, 2004, the advisor waived its management fee and/or reimbursed the Series for expenses to the extent that total expenses (excluding any taxes, interest, brokerage fees, and extraordinary expenses) would not exceed 0.95%. Effective May 1, 2004 through April 30, 2005, DMC has contractually agreed to waive its management fee and/or reimburse the Series for expenses to the extent that total expenses (excluding any taxes, interest, brokerage fees, and extraordinary expenses) would not exceed 0.95%. Under its Management Agreement, the Series pays a management fee based on average daily net assets as follows: 0.75% on the first $500 million, 0.70% on the next $500 million, 0.65% on the next $1,500 million, 0.60% on assets in excess of $2,500 million, all per year.
 (4) The investment advisor for the Delaware VIP Small Cap Value Series is Delaware Management Company ("DMC"). For the period May 1, 2002 through April 30, 2004, the advisor waived its management fee and/or reimbursed the Series for expenses to the extent that total expenses (excluding any taxes, interest, brokerage fees, and extraordinary expenses) would not exceed 0.95%. Effective May 1, 2004 through April 30, 2005, DMC has contractually agreed to waive its management fee and/or reimbursed the Series for expenses to the extent that total expenses (excluding any taxes, interest, brokerage fees, and extraordinary expenses) would not exceed 0.95%. Under its Management Agreement, the Series pays a management fee based on average daily net assets as follows: 0.75% on the first $500 million, 0.70% on the next $500 million, 0.65% on the next $1,500 million, 0.60% on assets in excess of $2,500 million, all per year.

 (5) While the maximum amount payable under the Fund's Class 2 rule 12b-1 plan is 0.35% per year of the Fund's Class 2 average annual net assets, the Fund's Board of Trustees has set the current rate at 0.25% per year.
 (6) The manager has agreed in advance to reduce its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Fund's Board of Trustees (Board) and an order of the Securities and Exchange Commission (SEC).
 (7) The Fund administration fee is paid indirectly through the management fee. While the maximum amount payable under the Fund's Class 2 rule 12b-1 plan is 0.35% per year of the Fund's Class 2 average annual net assets, the Fund's Board of Trustees has set the current rate at 0.25% per year.
 (8) Reflects a contractual obligation by the Investment Manager to waive its fee and, if necessary, reimburse the Portfolio through December 31, 2004 to the extent Total Annual Portfolio Operating Expenses exceed 1.25% of the Portfolio's average daily net assets.
 (9) "Other Expenses" reflects a 0.25% administrative fee, and 0.01% representing the Portfolio's pro rata Trustees' fees. PIMCO has contractually agreed to reduce total annual portfolio operating expenses for the Administrative Class shares to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees 0.65% of average daily net assets. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.
 (10) There was no fee waiver or expense reimbursement for 2003, but effective January 28, 2004 there will be a limit in effect. Effective January 28, 2004, Putnam Management has agreed to limit its compensation (and, to the extent necessary, bear other expenses) through December 31, 2004, to the extent that each fund's net expenses as a percentage of its net assets exceed the average expense ratio for the fund's Lipper peer group of funds underlying variable insurance products.
 (11) The Fund participated in a program under which it received a credit for part of the brokerage commission paid in transactions with participating brokers. This credit was applied to the Fund's Operating Expenses that were not attributable to Strong or its affiliates. Total Annual Operating Expenses do not reflect these credits or voluntary waiver of fess and/or expense absorptions. After giving effect to these credits and with waivers and/or absorptions, Total Annual Operating expenses were 1.13%. We can modify or terminate voluntary waivers and/or absorptions at any time.
 (12) Fund has a voluntary waiver of 0.80%. Other Expenses include 0.06% administrative services fee the Fund pays to Travelers Insurance Company.
 (13) Fund has a voluntary waiver of 0.95%. Other Expenses include 0.06% administrative services fee the Fund pays to Travelers Insurance Company.
 (14) Fund has a voluntary waiver of 1.00%. Other Expenses include 0.06% administrative services fee the Fund pays to Travelers Insurance Company.
 (15) Effective 5/1/03, shareholders approved a new Investment Advisory Agreement that increased the management fee from 0.65% to 0.75%. The actual Management Fee for the year was a blended rate of 0.72%. Other Expenses include 0.06% adminstrative services fee the Fund pays to Travelers Insurance Company.
 (16) Fund has a voluntary waiver of 0.75%. Other Expenses include 0.06% administrative services fee the Fund pays to Travelers Insurance Company.
 (17) Fund has a voluntary waiver of 1.25%. Other Expenses include 0.06% administrative services fee the Fund pays to Travelers Insurance Company.
 (18) Pursuant to an agreement, the Investment Advisor has agreed, for the period of one year, commencing November 1, 2003, to limit its fee and to reimburse expenses to the extent necessary to limit total operating expenses to 1.00%.
 (19) Under the terms of the Advisory agreement, if the total ordinary business expenses, exclusive of taxes, distribution fees and interest, exceed .95% of the average daily net assets of the Portfolio, the Adviser will reimburse the Portfolio for the amount of the excess. Additionally, the Adviser has voluntarily agreed to reimburse the Portfolio for all expenses as a percentage of average daily net assets in excess of .60% and .85% for Classes I and II, respectively. For the year ended December 31, 2003, the Adviser waived $57,431 of its investment advisory fees. This waiver is voluntary in nature and can be discontinued at the Adviser's discretion.
 (20) A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce the fund's custodian expenses. Including these reductions, the total class operating expenses would have been 0.73%. These offsets may be discontinued at any time.
 (21) A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce the fund's custodian expenses. Including these reductions, the total class operating expenses would have been 0.90%. These offsets may be discontinued at any time.
 (22) A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. Including this reduction, the total class operating expenses would have been 1.15%. The fund's manager has voluntarily agreed to reimburse the class to the extent that total operating expenses (excluding interest, taxes, certain securities lending costs, brokerage commissions and extraordinary expenses) exceed 1.25%. The expense ratio shown reflects the expense cap in effect at period end. This arrangement can be discountinued by the fund's manager at any time.
 (23) A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce the fund's custodian expenses. Including these reductions, the total class operating expenses would have been 0.93%. These offsets may be discontinued at any time.
 (24) The table below shows the amount of the waiver or reimbursement and the net total annual operating expenses for Underlying Funds that have entered into a voluntary fee waiver and/or expense reimbursement arrangement. The net total annual operating expense figure reflects the fee waivers and/or expense reimbursements that were in effect as of the Underlying Fund's fiscal year end. However, as these arrangements are voluntary, they may be changed or terminated at any time, in which case the Underlying Fund would be subject to different net total annual operating expenses. Without such waivers performance would be lower.

                                                                                     VOLUNTARY FEE
                                                                                     WAIVER AND/OR
                                                                                        EXPENSE              NET TOTAL ANNUAL
        FUNDING OPTION                                                               REIMBURSEMENT          OPERATING EXPENSES
        Credit Suisse Trust Emerging Market Portfolio                                    0.41%                     1.40%
        Total Return Fund - Class I                                                      0.01%                     1.00%
        Strong Multi Cap Value Fund II                                                   0.48%                     1.13%
        MFS Value Portfolio                                                              0.08%                     1.00%
        Enterprise Portfolio Class II Shares                                             0.04%                     0.85%
        Smith Barney Small Cap Growth Opportunities Portfolio                            0.25%                     0.90%
        Asset Manager Portfolio - Service Class 2                                        0.01%                     0.73%
        Contrafund(R)Portfolio - Service Class 2                                         0.03%                     0.90%
        Dynamic Capital Appreciation Portfolio - Service Class 2                         0.95%                     1.15%
        Mid Cap Portfolio - Service Class 2                                              0.02%                     0.93%

EXAMPLES

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity Contracts. These costs include Contract Owner transaction expenses, Contract fees, separate account annual expenses, and Underlying Fund total annual operating expenses. These examples do not represent past or future expenses. Your actual expenses may be more or less than those shown.

These examples assume that you invest $10,000 in the Contract for the time periods indicated and that your investment has a 5% return each year. The examples reflect the annual Contract administrative charge and are based on the minimum and maximum Underlying Fund total annual operating expenses shown above, and do not reflect any Underlying Fund fee waivers and/or expense reimbursements.

The examples assume you have elected the Optional Death Benefit and that you have allocated all of your Contract Value to either the Underlying Fund with the maximum total annual operating expenses or the Underlying Fund with the minimum total annual operating expenses. Your actual expenses will be less than those shown if you do not elect the Optional Death Benefit.

EXAMPLE MAXIMUM CHARGES(ASSUMING YOU SELECT THE OPTIONAL DEATH BENEFIT)

----------------------------------------------------------------------------------------------------------------------------

                                             If Contract is surrendered at the         If Contract is NOT surrendered or
                                                   end of period shown:             annuitized at the end of period shown**:
                                            ------------------------------------    ----------------------------------------
FUNDING OPTION                               1         3          5         10       1          3          5          10
                                            YEAR      YEARS      YEARS     YEARS    YEAR       YEARS      YEARS      YEARS
----------------------------------------------------------------------------------------------------------------------------
Underlying Fund with Minimum Total
Annual Operating Expenses                    670      826        1007       1976    170        526        907        1976
Underlying Fund with Maximum Total
Annual Operating Expenses                   1094      2065       3013       5688    594        1765       2913       5688

                         CONDENSED FINANCIAL INFORMATION
================================================================================

See Appendices A and B.

                              THE ANNUITY CONTRACT
================================================================================

Travelers Retirement Account Annuity is a Contract between the Contract Owner ("you") and the Company. This is the prospectus -- it is not the Contract. The prospectus highlights many Contract provisions to focus your attention on the Contract's essential features. Your rights and obligations under the Contract will be determined by the language of the Contract itself. When you receive your Contract, we suggest you read it promptly and carefully. There may be differences in your Contract from the descriptions in this prospectus because of the requirements of the state where we issued your Contract. We will include any such differences in your Contract.

The Company offers several different annuities that your investment professional may be authorized to offer to you. Each annuity offers different features and benefits that may be appropriate for you. In particular, the annuities differ based on variations in the standard and optional death benefit protection provided for your beneficiaries, the availability of optional living benefits, the ability to access your contract value if necessary and the charges that you will be subject to if you make a withdrawal or surrender the annuity. The separate account charges and other charges may be different between each annuity we offer. Optional death benefits and living benefits are subject to a separate charge for the additional protections they offer to you and your beneficiaries. Furthermore, annuities that offer greater flexibility to access you contract value generally are subject to higher separate account charges than annuities that deduct charges if you make a withdrawal or surrender.

We encourage you to evaluate the fees, expenses, benefits and features of this annuity against those of other investment products, including other annuity products offered by us and other insurance companies. Before purchasing this or any other investment product you should consider whether the product you purchase is consistent with your risk tolerance, investment objectives, investment time horizon, financial and tax situation, liquidity needs and how you intend to use the annuity.

You make Purchase Payments to us and we credit them to your Contract. We promise to pay you an income, in the form of Annuity Payments, beginning on a future date that you choose, the Maturity Date. The Purchase Payments accumulate tax deferred in the funding options of your choice. We offer multiple Variable Funding Options. We may also offer a Fixed Account option. Where permitted by law, we reserve the right to restrict Purchase Payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract. The Contract Owner assumes the risk of gain or loss according to the performance of the Variable Funding Options. The Contract Value is the amount of Purchase Payments and any associated Purchase Payment Credits, plus or minus any investment experience on the amounts you allocate to the Separate Account ("Separate Account Contract Value") or interest on the amounts you allocate to the Fixed Account ("Fixed Account Contract Value"). The Contract Value also reflects all withdrawals made and charges deducted. There is generally no guarantee that at the Maturity Date the Contract Value will equal or exceed the total Purchase Payments made under the Contract. The date the Contract and its benefits become effective is referred to as the Contract Date. Each 12-month period following the Contract Date is called a Contract Year.

Certain changes and elections must be made in writing to the Company. Where the term "Written Request" is used, it means that you must send written information to our Home Office in a form and content satisfactory to us.

This product is available to owners and Annuitants under the age of 85 as of the Contract Date.

Purchase of this Contract through a tax qualified retirement plan or IRA does not provide any additional tax deferral benefits beyond those provided by the plan or the IRA. Accordingly, if you are purchasing this Contract through a plan or IRA, you should consider purchasing this Contract for its Death Benefit, Annuity Option Benefits, and other non-tax-related benefits. You should consult with your financial adviser to determine if this Contract is appropriate for you.

CONTRACT OWNER INQUIRIES

Any questions you have about your Contract should be directed to our Home Office at 1-800-842-9406.

PURCHASE PAYMENTS

Your initial Purchase Payment is due and payable before the Contract becomes effective. The initial Purchase Payment must be at least $20,000. You may make additional payments of at least $5,000 at any time. No additional payments are allowed if this Contract is purchased with a beneficiary-directed transfer of death benefit proceeds. Under certain circumstances, we may waive the minimum Purchase Payment requirement. Purchase Payments over $1,000,000 may be made only with our prior consent.

We will apply the initial Purchase Payment less any applicable premium tax (net Purchase Payment) within two business days after we receive it in good order at our Home Office. We will credit subsequent Purchase Payments to a Contract on the same business day we receive it, if it is received in good order by our Home Office by 4:00 p.m. Eastern time. A business day is any day that the New York Stock Exchange is open for regular trading (except when trading is restricted due to an emergency as defined by the Securities and Exchange Commission). Purchase Payments allocated to the Fixed Account are not eligible for Purchase Payment Credits.

Where permitted by state law, we reserve the right to restrict Purchase Payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract.

PURCHASE PAYMENT CREDITS

If, for an additional charge, you select the Optional Death Benefit, we will add a credit to your Contract with each Purchase Payment. Each credit is added to the Contract Value when the corresponding Purchase Payment is applied, and will equal 2% of each Purchase Payment. These credits are applied pro rata to the same Variable Funding Options to which your Purchase Payment was applied. Purchase Payments allocated to the Fixed Account are not eligible for Purchase Payment Credits.

You should know that over time and under certain circumstances (such as a period of poor market performance) the costs associated with the Purchase Payment Credits may more than offset the Purchase Payment Credits and related earnings. You should consider this possibility before purchasing the Optional Death Benefit.

CONSERVATION CREDIT

If you are purchasing this Contract with funds from another Contract issued by us or our affiliates, you may receive a conservation credit to your Purchase Payments. If applied, we will determine the amount of such credit.

ACCUMULATION UNITS

The period between the Contract Date and the Maturity Date is the Accumulation Period. During the Accumulation Period, and Accumulation Unit is used to calculate the value of a Contract. Each Variable Funding Option has a corresponding Accumulation Unit value. The Accumulation Units are valued each business day and their values may increase or decrease from day to day. The number of Accumulation Units we will credit to your Contract once we receive a Purchase Payment is determined by dividing the amount directed to each Variable Funding Option by the value of its Accumulation Unit. We calculate the value of an Accumulation Unit for each Variable Funding Option each day the New York Stock Exchange is open. The values are calculated as of 4:00 p.m. Eastern time. After the value is calculated, we credit your Contract. During the Annuity Period (i.e., after the Maturity Date), you are credited with Annuity Units.

THE VARIABLE FUNDING OPTIONS

You choose the Variable Funding Options to which you allocate your Purchase Payments. These Variable Funding Options are Subaccounts of the Separate Account. The Subaccounts invest in the Underlying Funds. You are not investing directly in the Underlying Fund. Each Underlying Fund is a portfolio of an open-end management investment company that is registered with the SEC under the Investment Company Act of 1940. These Underlying Funds are not publicly traded and are offered only through variable annuity and variable life insurance products. They are not the same retail mutual funds as those offered outside of a variable annuity or variable life insurance product, although the investment practices and fund names may be similar, and the portfolio managers may be identical. Accordingly, the performance of the retail mutual fund is likely to be different from that of the Underlying Fund, and Contract Owners should not compare the two.

You will find detailed information about the funds and their inherent risks in the current fund prospectuses for the Underlying Funds. Since each option has varying degrees of risk, please read the prospectuses carefully. There is no assurance that any of the Underlying Funds will meet its investment objectives. Contact your registered representative or call 1-800-842-9406 to request additional copies of the prospectuses.

If any of the Underlying Funds become unavailable for allocating Purchase Payments, or if we believe that further investment in an Underlying Fund is inappropriate for the purposes of the Contract, we may substitute another funding option. However, we will not make any substitutions without notifying you and obtaining any state and SEC approval, if necessary. From time to time we may make new funding options available.

ADMINISTRATIVE, MARKETING AND SUPPORT SERVICE FEES. The Company and TDLLC have arrangements with the investment adviser, subadviser, distributor, and/or affiliated companies of many of the Underlying Funds under which the Company and TDLLC receive payments in connection with our provision of administrative, marketing or other support services to the Funds. Proceeds of these payments may be used for any corporate purpose, including payment of expenses that the Company and TDLLC incur in promoting, issuing, distributing and administering the Contracts.

The payments are generally based on a percentage of the average assets of each Underlying Fund allocated to the Variable Funding Options under the Contract or other contracts offered by the Company. Aggregate fees relating to the different Funds may vary in amount and may be as much as 0.60% of the average net assets of an Underlying Fund attributable to the relevant Contracts. A portion of these payments may come from revenue derived from the Distribution and/or Service Fees (12b-1 fees) that are deducted from an Underlying Fund's assets as part of its Total Annual Operating Expenses. The arrangements may vary for each Underlying Fund.

The current Variable Funding Options are listed below, along with their investment advisers and any subadviser:

FUNDING                                                  INVESTMENT                               INVESTMENT
OPTION                                                   OBJECTIVE                            ADVISER/SUBADVISER
----------------------------------------- ------------------------------------------- --------------------------------------
Capital Appreciation Fund                 Seeks growth of capital. The Fund           Travelers Asset Management
                                          normally invests in equity securities       International Company LLC ("TAMIC")
                                          of issuers of any size and in any           Subadviser: Janus Capital Corp.
                                          industry.

High Yield Bond Trust                     Seeks high current income. The Fund         Travelers Asset Management
                                          normally invests in below                   International Company LLC ("TAMIC")
                                          investment-grade bonds and debt
                                          securities.

Managed Assets Trust                      Seeks high total return. The Fund           Travelers Asset Management
                                          normally invests in equities,               International Company LLC ("TAMIC")
                                          convertible and fixed-income                Subadviser: Travelers Investment
                                          securities. The Fund's policy is to         Management Company ("TIMCO")
                                          allocate investments among asset
                                          classes.

Money Market Portfolio                    Seeks high current return with              Travelers Asset Management
                                          preservation of capital and liquidity.      International Company LLC ("TAMIC")
                                          The Fund normally invests in
                                          high-quality short term money market
                                          instruments.

AIM VARIABLE INSURANCE FUNDS, INC.
   AIM V.I. Premier Equity Fund -         Seeks to achieve long term growth of        A I M Advisers, Inc.
     Series I+                            capital. Income is a secondary
                                          objective. The Fund normally invests
                                          in equity securities, including
                                          convertible securities.

AMERICAN FUNDS INSURANCE SERIES
   Global Growth Fund - Class 2 Shares    Seeks capital appreciation. The Fund        Capital Research and Management
                                          normally invests in common stocks of        Co.("CRM")
                                          companies located around the world.

   Growth Fund - Class 2 Shares           Seeks capital appreciation. The Fund        Capital Research and Management Co.
                                          normally invests in common stocks of
                                          companies that appear to offer superior
                                          opportunities for growth of capital.

   Growth-Income Fund - Class 2 Shares    Seeks capital appreciation and income.      Capital Research and Management Co.
                                          The Fund normally invests in common
                                          stocks or other securities that
                                          demonstrate the potential for
                                          appreciation and/or dividends.

FUNDING                                                  INVESTMENT                               INVESTMENT
OPTION                                                   OBJECTIVE                            ADVISER/SUBADVISER
----------------------------------------- ------------------------------------------- --------------------------------------
CITISTREET FUNDS, INC.
   CitiStreet Diversified Bond Fund -     Seeks maximum long term total return.       CitiStreet Funds Management
     Class I                              The Fund normally invests in fixed          LLC("CitiStreet")
                                          income securities.                          Subadviser: Western
                                                                                      AssetManagement Company; Salomon
                                                                                      Brothers Asset Management
                                                                                      ("SBAM"); and SSgA Funds
                                                                                      Management ("SSgA")

   CitiStreet International Stock         Seeks maximum long term total return.       CitiStreet
     Fund - Class I                       The Fund normally invests in the common     Subadviser: Bank of Ireland Asset
                                          stocks of established non-U.S.              Management (U.S.) Limited;
                                          companies.                                  Citigroup Asset Management
                                                                                      Limited, and SSgA

   CitiStreet Large Company Stock         Seeks maximum long term total return.       CitiStreet
     Fund - Class I                       The Fund normally invests in the common     Subadviser: Wellington Management
                                          stocks of large, well established           Company; Smith Barney Fund
                                          companies.                                  Management LLC, and SSgA

   CitiStreet Small Company Stock         Seeks maximum long term total return.       CitiStreet
     Fund - Class I                       The Fund normally invests in the common     Subadviser: TCW Investment
                                          stocks of small companies.                  Management; SBAM; and SSgA

CREDIT SUISSE TRUST
   Credit Suisse Trust Emerging           Seeks long term growth of capital. The      Credit Suisse Asset Management, LLC
     Market Portfolio+                    Fund normally invests in equity             Subadviser: Credit Suisse Asset
                                          securities of companies located in, or      Management Limited
                                          conducting a majority of their
                                          business, in emerging markets.

DELAWARE VIP TRUST
   Delaware VIP REIT Series -             Seeks to achieve maximum long term          Delaware Management
     Standard Class                       total return with capital appreciation      Company("Delaware")
                                          as a secondary objective.  The Fund
                                          normally invests in companies that
                                          manage a portfolio of real estate to
                                          earn profits for shareholders (REITS).

   Delaware VIP Small Cap Value           Seeks capital appreciation. The Fund        Delaware Management Company
     Series - Standard Class              normally invests in securities of small
                                          capitalization companies.

DREYFUS VARIABLE INVESTMENT FUND
   Dreyfus Variable Investment Fund -     Seeks long term capital growth              The Dreyfus Corporation ("Dreyfus")
     Appreciation Portfolio - Initial     consistent with the preservation of         Subadviser: Fayez Sarofim & Co.
     Shares                               capital. Current income is a secondary
                                          objective. The Fund normally invests in
                                          common stocks of established companies.

   Dreyfus Variable Investment Fund -     Seeks to maximize capital appreciation.     The Dreyfus Corporation
     Developing Leaders Portfolio -       The Fund normally invests in companies
     Initial Shares                       with market capitalizations of less
                                          than $2 billion at the time of purchase.

FRANKLIN TEMPLETON VARIABLE INSURANCE
   PRODUCTS TRUST
   Mutual Shares Securities Fund -        Seeks capital appreciation. Income is a     Franklin Mutual Advisers, LLC
     Class 2 Shares                       secondary objective. The Fund normally
                                          invests in equity securities of
                                          companies believed to be undervalued.

   Templeton Developing Markets           Seeks long-term capital appreciation.       Templeton Asset Management Ltd.
     Securities Fund - Class 2 Shares     The Fund normally invests in the
                                          investments of emerging market
                                          countries, primarily equity securities.

   Templeton Foreign Securities Fund      Seeks long-term capital growth. The         Templeton Investment Counsel, LLC
     - Class 2 Shares                     Fund normally invests in investments,
                                          primarily equity securities, of issuers
                                          located outside of the U.S., including
                                          those in emerging markets.

   Templeton Growth Securities Fund -     Seeks long-term capital growth. The         Templeton Global Advisors Limited
     Class 2 Shares                       Fund normally invests in equity
                                          securities of companies located
                                          anywhere in the world, including the
                                          U.S. and emerging markets.

GREENWICH STREET SERIES FUND
   Appreciation Portfolio                 Seeks long- term appreciation of            Smith Barney Fund Management
                                          capital. The Fund normally invests in
                                          LLC("SBFM") equity securities of U.S.
                                          companies.

FUNDING                                                  INVESTMENT                               INVESTMENT
OPTION                                                   OBJECTIVE                            ADVISER/SUBADVISER
----------------------------------------- ------------------------------------------- --------------------------------------
   Equity Index Portfolio - Class II      Seeks investment results that, before       TIMCO
     Shares                               expenses, correspond to the price and
                                          yield performance of the S&P 500 Index.
                                          The Fund normally invests in equity
                                          securities, or other investments with
                                          similar economic characteristics that
                                          are included in the S&P 500 Index.

   Fundamental Value Portfolio+           Seeks long-term capital growth. Current     SBFM
                                          income is a secondary consideration.
                                          The Fund normally invests in common
                                          stocks, and common stock equivalents of
                                          companies, believed to be undervalued.

JANUS ASPEN SERIES
   Balanced Portfolio - Service           Seeks long term capital growth,             Janus Capital
     Shares+                              consistent with preservation of capital
                                          and balanced by current income. The
                                          Fund normally invests in common stocks
                                          selected for their growth potential and
                                          other securities selected for their
                                          income potential.

   Mid Cap Growth Portfolio - Service     Seeks capital growth. The Fund normally     Janus Capital Management
     Shares                               invests in equity securities of             LLC("Janus Capital")
                                          mid-sized companies.

   Worldwide Growth Portfolio -           Seeks growth of capital in a manner         Janus Capital
     Service Shares+                      consistent with the preservation of
                                          capital. The Fund normally invests in
                                          the common stocks of companies of any
                                          size throughout the world.

LAZARD RETIREMENT SERIES, INC.
   Lazard Retirement Small Cap            Seeks long-term capital appreciation.       Lazard Asset Management, LLC
     Portfolio                            The Fund normally invests in equity
                                          securities, principally common stocks,
                                          of relatively small U.S. companies that
                                          are believed to be undervalued based on
                                          their earnings, cash flow or asset
                                          values.

LORD ABBETT SERIES FUND, INC.
   Growth and Income Portfolio            Seeks long-term growth of capital and       Lord Abbett & Co.
                                          income without excessive fluctuations
                                          in market value. The Fund normally
                                          invests in equity securities of large,
                                          seasoned, U.S. and multinational
                                          companies believed to be undervalued.

   Mid-Cap Value Portfolio                Seeks capital appreciation. The Fund        Lord Abbett & Co.
                                          normally invests in common stocks of
                                          mid-sized companies believed to be
                                          undervalued.

OPPENHEIMER VARIABLE ACCOUNT FUNDS
   Oppenheimer Main Street Fund/VA -      Seeks high total return. The Fund           OppenheimerFunds, Inc.
     Service Shares                       normally invests in common stocks of
                                          U.S. companies and it may invest in
                                          debt securities, as well.

PIMCO VARIABLE INSURANCE TRUST
   Total Return Portfolio -               Seeks maximum total return, consistent      Pacific Investment Management
     Administrative Class                 with preservation of capital and            Company LLC
                                          prudent investment management. The Fund
                                          normally invests in intermediate
                                          maturity fixed income securities.

PUTNAM VARIABLE TRUST
   Putnam VT Discovery Growth Fund -      Seeks long-term growth of capital. The      Putnam Investment Management
     Class IB Shares+                     Fund normally invests in the common
                                          stocks of U.S. companies believed to be
                                          fast-growing and whose earnings are
                                          likely to increase over time.

   Putnam VT International Equity         Seeks capital appreciation. The Fund        Putnam Investment
     Fund - Class IB Shares+              normally invests in common stocks of        Management("Putnam")
                                          companies outside the U S.

   Putnam VT Small Cap Value Fund -       Seeks capital appreciation. The Fund        Putnam Investment Management
     Class IB Shares                      normally invests in the common stocks
                                          of U.S. companies believed to be
                                          undervalued in the market.

FUNDING                                                  INVESTMENT                               INVESTMENT
OPTION                                                   OBJECTIVE                            ADVISER/SUBADVISER
----------------------------------------- ------------------------------------------- --------------------------------------
SALOMON BROTHERS VARIABLE SERIES
   FUNDS INC.
   All Cap Fund - Class I                 Seeks capital appreciation. The Fund        Salomon Brothers Asset Management
                                          normally invests in common stocks and       ("SBAM")
                                          their equivalents of companies believed
                                          to be undervalued in the marketplace.

   Investors Fund - Class I               Seeks long term growth of capital.          SBAM
                                          Secondarily seeks current income. The
                                          Fund normally invests in common stocks
                                          of established companies.

   Small Cap Growth Fund - Class I        Seeks long term growth of capital. The      SBAM
                                          Fund normally invests in equity
                                          securities of companies with small
                                          market capitalizations.

   Total Return Fund - Class I+           Seeks above average income (compared to     SBAM
                                          a portfolio invested entirely in equity
                                          securities). Secondarily seeks growth
                                          of capital and income.  The Fund
                                          normally invests in a broad range of
                                          equity and fixed-income securities of
                                          U.S. and foreign issuers.

SMITH BARNEY INVESTMENT SERIES
   Smith Barney Large Cap Core            Seeks capital appreciation. The Fund        Smith Barney Fund Management LLC
     Portfolio+                           normally invests in the equity
                                          securities of U.S. companies with large
                                          market capitalizations.

   Smith Barney Premier Selections        Seeks long term capital growth. The         Smith Barney Fund Management LLC
     All Cap Growth Portfolio             Fund consists of a Large Cap Growth
                                          segment, Mid Cap Growth segment and
                                          Small Cap Growth segment. All three
                                          segments normally invest in equity
                                          securities. The Large Cap Growth
                                          segment invests in large sized
                                          companies. The Mid Cap Growth segment
                                          invests in medium sized companies. The
                                          Small Cap Growth segment invests in
                                          small sized companies.

STRONG VARIABLE INSURANCE FUNDS, INC.
   Strong Multi Cap Value Fund II+        Seeks long term capital growth. Current     Strong Capital Management Inc.
                                          income is a secondary objective. The
                                          Fund normally invests in the common
                                          stocks of U.S. companies believed to be
                                          undervalued relative to the market.

THE TRAVELERS SERIES TRUST
   Convertible Securities Portfolio       Seeks current income and capital            Travelers Asset Management
                                          appreciation. The Fund normally invests     International Company LLC ("TAMIC")
                                          in convertible securities.

   Disciplined Mid Cap Stock Portfolio    Seeks growth of capital. The Fund           TAMIC
                                          normally invests in the equity              Subadviser: Travelers Investment
                                          securities of companies with mid-size       Management Company ("TIMCO")
                                          market capitalizations.

   Equity Income Portfolio                Seeks reasonable income. The Fund           TAMIC
                                          normally invests in equity securities       Subadviser: Fidelity Management &
                                          with a focus on income producing            Research Company ("FMR")
                                          equities.

   Federated Stock Portfolio+             Seeks growth of income and capital. The     TAMIC
                                          Fund normally invests in equity             Subadviser: Federated Investment
                                          securities that are selected on the         Management Company
                                          basis of traditional research
                                          techniques.

   Large Cap Portfolio                    Seeks long term growth of capital. The      TAMIC
                                          Fund normally invests in the securities     Subadviser: FMR
                                          of companies with large market
                                          capitalizations.

   Lazard International Stock             Seeks capital appreciation. The Fund        TAMIC
     Portfolio                            normally invests in equity securities       Subadviser: Lazard Asset Management
                                          of non-U.S. domiciled companies located
                                          in developed markets.

   Merrill Lynch Large Cap Core           Seeks long-term capital growth. The         TAMIC
     Portfolio                            Fund normally invests in a diversified      Subadviser: Merrill Lynch
                                          portfolio of equity securities of large     Investment Managers, L.P. ("MLIM")
                                          cap companies located in the United
                                          States.

   MFS Emerging Growth Portfolio          Seeks long term growth of capital. The      TAMIC
                                          Fund normally invests in common stock       Subadviser: Massachusetts
                                          and related securities of emerging          Financial Services ("MFS")
                                          growth companies.

FUNDING                                                  INVESTMENT                               INVESTMENT
OPTION                                                   OBJECTIVE                            ADVISER/SUBADVISER
----------------------------------------- ------------------------------------------- --------------------------------------
   MFS Mid Cap Growth Portfolio           Seeks long term growth of capital. The      TAMIC
                                          Fund normally invests in equity             Subadviser: MFS
                                          securities of companies with medium
                                          market capitalization that are believed
                                          to have above average growth potential.

   MFS Value Portfolio                    Seeks capital appreciation and              TAMIC
                                          reasonable income. The Fund normally        Subadviser: MFS
                                          invests in income producing equity
                                          securities of companies believed to be
                                          undervalued in the market.

   Pioneer Fund Portfolio                 Seeks reasonable income and capital         TAMIC
                                          growth. The Fund normally invests in
                                          Subadviser: Pioneer Investment equity
                                          securities that are carefully
                                          Management Inc. selected, reasonably
                                          priced securities.

   Social Awareness Stock Portfolio       Seeks long term capital appreciation        Smith Barney Fund Management
                                          and retention of net investment income.     LLC("SBFM")
                                          The Fund normally invests in equity
                                          securities. The Fund seeks companies
                                          that meet certain investment criteria
                                          and social criteria.

   Travelers Quality Bond Portfolio       Seeks current income and total return       TAMIC
                                          with moderate capital volatility.
                                          The Fund normally invests in investment-
                                          grade bonds and debt securities.

   U.S. Government Securities             Seeks current income, total return and      TAMIC
     Portfolio                            high credit quality. The Fund normally
                                          invests in securities issued or
                                          guaranteed by the U.S. Government, its
                                          agencies or instrumentalities.

TRAVELERS SERIES FUND INC.
   AIM Capital Appreciation Portfolio     Seeks capital appreciation. The Fund        Travelers Investment Adviser Inc.
                                          normally invests in common stocks of        ("TIA")
                                          companies that are likely to benefit        Subadviser:  AIM Capital
                                          from new products, services or              Management Inc.
                                          processes or have experienced
                                          above-average earnings growth.

   MFS Total Return Portfolio             Seeks above average income consistent       TIA
                                          with the prudent employment of capital.     Subadviser: MFS
                                          Secondarily, seeks growth of capital
                                          and income. The Fund normally invests
                                          in a broad range of equity and
                                          fixed-income securities of both U.S.
                                          and foreign issuers.

   Pioneer Strategic Income Portfolio     Seeks high current income consistent        TIA
                                          with preservation of capital. The Fund      Subadviser: Putnam Investment
                                          normally invests in debt securities of      Management, Inc.
                                          U.S. and foreign governments and
                                          corporations.

   SB Adjustable Rate Income              Seeks high current income and to limit      Smith Barney Fund Management LLC
     Portfolio Smith Barney Class         the degree of fluctuation of its net
                                          asset value resulting from movements in
                                          interest rates. The Fund normally
                                          invests in adjustable rate securities.

   Smith Barney Aggressive Growth         Seeks long-term capital appreciation.       SBFM
     Portfolio                            The Fund normally invests in common
                                          stocks of companies that are
                                          experiencing, or are expected to
                                          experience, growth in earnings.

   Smith Barney High Income Portfolio     Seeks high current income. Secondarily,     SBFM
                                          seeks capital appreciation. The Fund
                                          normally invests in high yield
                                          corporate debt and preferred stock of
                                          U.S. and foreign issuers.

   Smith Barney International All Cap     Seeks total return on assets from           SBFM
     Growth Portfolio+                    growth of capital and income. The Fund
                                          normally invests in equity securities
                                          of foreign companies.

   Smith Barney Large Capitalization      Seeks long term growth of capital. The      SBFM
     Growth Portfolio                     Fund normally invests in equities, or
                                          similar securities, of companies with
                                          large market capitalizations.

   Strategic Equity Portfolio             Seeks capital appreciation. The Fund        TIA
                                          normally invests in the equity              Subadviser: Fidelity Management &
                                          securities, primarily in common stocks      Research Company ("FMR")
                                          of domestic issuers, and is not
                                          constrained to any particular
                                          investment style.

FUNDING                                                  INVESTMENT                               INVESTMENT
OPTION                                                   OBJECTIVE                            ADVISER/SUBADVISER
----------------------------------------- ------------------------------------------- --------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST

   Comstock Portfolio Class II Shares     Seeks capital growth and income. The        Van Kampen Asset Management
                                          Fund normally invests in common and         Inc.("Van
                                          Kampen") preferred stocks, and
                                          convertible securities, of well
                                          established undervalued companies.

   Emerging Growth Portfolio Class II     Seeks capital appreciation. The Fund        Van Kampen Asset Management
     Shares                               normally invests in common stocks of        Inc.("Van Kampen")
                                          emerging growth companies.

   Enterprise Portfolio Class II          Seeks capital appreciation. The Fund        Van Kampen Asset Management
     Shares+                              normally invests in common stocks of        Inc.("Van Kampen")
                                          companies believed to have
                                          above-average potential for capital
                                          appreciation.

VARIABLE ANNUITY PORTFOLIOS
   Smith Barney Small Cap Growth          Seeks long term capital growth. The         Citi Fund Management, Inc.
     Opportunities Portfolio              Fund normally invests in equity
                                          securities of small cap companies and
                                          related investments.

VARIABLE INSURANCE PRODUCTS FUND II
   Asset Manager Portfolio - Service      Seeks high total return with reduced        Fidelity Management & Research
     Class 2                              risk over the long-term. The Fund           Company("FMR")
                                          normally invests by allocating assets
                                          among stocks, bonds and short-term
                                          instruments.

   Contrafund(R)Portfolio - Service       Seeks long term capital appreciation.       Fidelity Management & Research
     Class 2                              The Fund normally invests in common         Company("FMR")
                                          stocks of companies whose value may not
                                          be fully recognized by the public.

VARIABLE INSURANCE PRODUCTS FUND III
   Dynamic Capital Appreciation           Seeks capital appreciation. The Fund        Fidelity Management & Research
     Portfolio - Service Class 2+         normally invests in growth and/or value     Company("FMR")
                                          common stocks of domestic and foreign
                                          issuers.

   Mid Cap Portfolio - Service Class 2    Seeks long term growth of capital. The      Fidelity Management & Research
                                          Fund normally invests in common stocks      Company("FMR")
                                          of companies with medium market
                                          capitalizations.

--------------
 +     Closed to new investors.

                                  FIXED ACCOUNT
================================================================================

We may offer our Fixed Account as a funding option. Please see separate prospectus for more information.

                             CHARGES AND DEDUCTIONS
================================================================================

GENERAL

We deduct the charges described below. The charges are for the service and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts. Services and benefits we provide include:

     o the ability for you to make withdrawals and surrenders under the Contracts

     o the death benefit paid on the death of the Contract Owner, Annuitant, or first of the joint owners

     o the available funding options and related programs (including dollar cost averaging, portfolio rebalancing, and systematic withdrawal programs)

     o  administration of the annuity options available under the Contracts

     o  the distribution of various reports to Contract Owners

Costs and expenses we incur include:

     o losses associated with various overhead and other expenses associated with providing the services and benefits provided by the Contracts

     o sales and marketing expenses including commission payments to your sales agent

     o  other costs of doing business.

Risks we assume include:

     o that Annuitants may live longer than estimated when the annuity factors under the Contracts were established

     o that the amount of the death benefit will be greater than the Contract Value

     o that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

We may also deduct a charge for taxes.

Unless otherwise specified, charges are deducted proportionately from all funding options in which you are invested.

We may reduce or eliminate the withdrawal charge and/or the mortality and expense risk charge under the Contract when certain sales or administration of the Contract result in savings or reduced expenses and/or risks. For certain trusts, we may change the order in which Purchase Payments and earnings are withdrawn in order to determine the withdrawal charge. We will not reduce or eliminate the withdrawal charge where such reduction or elimination would be unfairly discriminatory to any person.

The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designated charge. For example, the withdrawal charge we collect may not fully cover all of the sales and distribution expenses we actually incur. The amount of any fee or charge is not impacted by an outstanding loan. We may also profit on one or more of the charges. We may use any such profits for any corporate purpose, including the payment of sales expenses.

WITHDRAWAL CHARGE

We do not deduct a sales charge from Purchase Payments when they are made to the Contract. However, a withdrawal charge will apply if Purchase Payments and any applicable Purchase Payment Credits are withdrawn before they have been in the Contract for five years. We will assess the charge as a percentage of the Purchase Payment and any applicable Purchase Payment Credits withdrawn as follows:

              YEARS SINCE PURCHASE PAYMENT MADE
         -----------------------------------------
         GREATER THAN OR EQUAL TO    BUT LESS THAN      WITHDRAWAL CHARGE
                  0 years               1 year                 5%
                  1 year                2 years                4%
                  2 years               3 years                3%
                  3 years               4 years                2%
                  4 years               5 years                1%
                 5+ years                                      0%


For purposes of the withdrawal charge calculation, withdrawals are deemed to be taken first from:

     (a) any Purchase Payment and any applicable Purchase Payment Credits to which no withdrawal charge applies then;

     (b) any remaining free withdrawal allowance (as described below) (after being reduced by (a), then;

     (c) any remaining Purchase Payment and any applicable Purchase Payment Credits to which a withdrawal charge applies (on a first-in, first-out basis), then;

     (d)  any Contract earnings.

Unless you instruct us otherwise, we will deduct the withdrawal charge from the amount requested.

IF YOU DID NOT PURCHASE YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, WE WILL NOT DEDUCT A WITHDRAWAL CHARGE:

     o  from payments we make due to the death of the Annuitant

     o if a life annuity payout has begun, other than the Liquidity Benefit Option (See "Liquidity Benefit")

     o  if an income option of at least ten years' duration is elected

     o from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval

     o if withdrawals are taken under our Managed Distribution Program, if elected by you (see Access to Your Money)' or

     o if you are confined to an eligible nursing home, as described in Appendix C

IF YOU PURCHASED YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, WE WILL NOT DEDUCT A WITHDRAWAL CHARGE:

     o  from payments we make due to the death of the Annuitant

     o  if a life annuity payout has begun

     o  if payments for a period of at least five years have begun

     o from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval

     o if withdrawals are taken as a minimum distribution, as defined under The Code

     o  if withdrawals are taken due to a hardship, as defined under The Code

     o if withdrawals are taken due to a disability, as defined under The Code, of the Annuitant;

     o if you are confined to an eligible nursing home, as described in Appendix C (403 (B) PLANS ONLY).

FREE WITHDRAWAL ALLOWANCE

Beginning in the second Contract Year, you may withdraw up to 20% of the Contract Value annually. We calculate the available withdrawal amount as of the end of the previous Contract Year. The free withdrawal provision applies to all withdrawals except those transferred directly to annuity contracts issued by other financial institutions. We reserve the right to modify the free withdrawal provision.

TRANSFER CHARGE

We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify you in writing at your last known address at least 31 days before we impose any such transfer charge.

MORTALITY AND EXPENSE RISK CHARGE

Each business day, we deduct a mortality and expense risk ("M&E") charge from amounts we hold in the Variable Funding Options. We reflect the deduction in our calculation of accumulation and Annuity Unit values. The charges stated are the maximum for this product. We reserve the right to lower this charge at any time. If you choose the Standard Death Benefit, the M&E charge is 0.80% annually. If you choose the Optional Death Benefit, the M&E charge is 1.25% annually. This charge compensates the Company for risks assumed, benefits provided and expenses incurred, including the payment of commissions to your sales agent.

VARIABLE FUNDING OPTION EXPENSES

We summarized the charges and expenses of the Underlying Funds in the fee table. Please review the prospectus for each Underlying Fund for a more complete description of that fund and its expenses. Underlying Fund expenses are not fixed or guaranteed and are subject to change by the Fund.

FLOOR BENEFIT/LIQUIDITY BENEFIT CHARGES

If you select the Variable Annuitization Floor Benefit, we deduct a charge upon election of this benefit. This charge compensates us for guaranteeing a minimum variable Annuity Payment regardless of the performance of the Variable Funding Options you selected. This charge will vary based upon market conditions, but will never increase your annual Separate Account charge by more than 3%. The charge will be set at the time of election, and will remain level throughout the term of annuitization. If the Liquidity Benefit is selected, there is a surrender charge of 5% of the amounts withdrawn. Please refer to Payment Options for a description of these benefits.

CHART ASSET ALLOCATION PROGRAM CHARGES

Under the CHART Program, Purchase Payments and cash values are allocated among the specified asset allocation funds. The charge for this advisory service is equal to a maximum of 0.80% of the assets subject to the CHART Program. The CHART Program fee will be paid by quarterly withdrawals from the cash values allocated to the asset allocation funds. We will not treat these withdrawals as taxable distributions. Please refer to Miscellaneous Contract Provisions for further information.

PREMIUM TAX

Certain state and local governments charge premium taxes ranging from 0% to 5%, depending upon jurisdiction. We are responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. We will deduct any applicable premium taxes from your Contract Value either upon death, surrender, annuitization, or at the time you make Purchase Payments to the Contract, but no earlier than when we have a tax liability under state law.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is any change in a law assessing taxes against the Company based upon premiums, Contract gains or value of the Contract, we reserve the right to charge you proportionately for this tax.

                                    TRANSFERS
================================================================================

Subject to the limitations described below, you may transfer all or part of your Contract Value between Variable Funding Options at any time up to 30 days before the Maturity Date. After the Maturity Date, you may make transfers only if allowed by your Contract or with our consent. Transfer requests received at our Home Office that are in good order before the close of the New York Stock Exchange (NYSE) will be processed according to the value(s) next computed following the close of business. Transfer requests received on a non-business day or after the close of the NYSE will be processed based on the value(s) next computed on the next business day.

Where permitted by state law, we reserve the right to restrict transfers from the Variable Funding Options to the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract.

Currently, there are no charges for transfers; however, we reserve the right to charge a fee for any transfer request which exceeds twelve per year. Since each Underlying Fund may have different overall expenses, a transfer of Contract Values from one Variable Funding Option to another could result in your investment becoming subject to higher or lower expenses. Also, when making transfers, you should consider the inherent risks associated with the Variable Funding Options to which your Contract Value is allocated.

MARKET TIMING/EXCESSIVE TRADING

THE CONTRACT IS INTENDED FOR USE AS A LONG-TERM INVESTMENT VEHICLE AND IS NOT DESIGNED TO SERVE AS A VEHICLE FOR EXCESSIVE TRADING OR MARKET TIMING IN AN ATTEMPT TO TAKE ADVANTAGE OF SHORT-TERM FLUCTUATIONS IN THE STOCK MARKET. If, in our sole discretion, we determine you are engaging in excessive trading activity, trading activity that we believe is indicative of market timing, or any similar trading activity which will potentially hurt the rights or interests of other Contract Owners, we will exercise our contractual right to restrict your number of transfers to one every six months. We will notify you in writing if we choose to exercise our contractual right to restrict your transfers.

In determining whether we believe you are engaged in excessive trading or market timing activity, we will consider, among other things, the following factors:

               o  the dollar amount you request to transfer;

               o the number of transfers you made within the previous three months;

               o whether your transfers follow a pattern designed to take advantage of short term market fluctuations; and

               o whether your transfers are part of a group of transfers made by a third party on behalf of several individual Contract Owners.

We also reserve the right to restrict the right to request transfers by any market timing firm or any other third party who has been authorized to initiate transfers on behalf of multiple Contract Owners. We will notify you in writing before we restrict your right to request transfers through such market timing firm or other third party. We may, among other things:

               o reject the transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or

               o reject the transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner.

None of these restrictions are applicable to transfers made under a Dollar Cost Averaging Program, a rebalancing program, or, if applicable, any asset allocation program described in this prospectus.

FUTURE MODIFICATIONS. We will continue to monitor the transfer activity occurring among the Variable Funding Options, and may modify these transfer restrictions at any time if we deem it necessary to protect the interest of all Contract Owners. These modifications may include curtailing or eliminating, without notice, the ability to use the Internet, facsimile or telephone in making transfers.

                              ACCESS TO YOUR MONEY
================================================================================

Any time before the Maturity Date, you may redeem all or any portion of the Cash Surrender Value, that is, the Contract Value less any withdrawal charge and any premium tax not previously deducted. Unless you submit a Written Request specifying the fixed or Variable Funding Option(s) from which we are to withdraw amounts, we will make the withdrawal on a pro rata basis. We will determine the Cash Surrender Value as of the close of business after we receive your surrender request at our Home Office. The Cash Surrender Value may be more or less than the Purchase Payments you made. You may not make withdrawals during the annuity period.

For amounts allocated to the Variable Funding Options, we may defer payment of any Cash Surrender Value for a period of up to five business days after the Written Request is received. For amounts allocated to the Fixed Account, we may defer payment of any Cash Surrender Value for a period up to six months. In either case, it is our intent to pay as soon as possible. We cannot process requests for withdrawals that are not in good order. We will contact you if there is a deficiency causing a delay and will advise what is needed to act upon the withdrawal request.

SYSTEMATIC WITHDRAWALS

Before the Maturity Date, you may choose to withdraw a specified dollar amount (at least $100) on a monthly, quarterly, semiannual or annual basis. We will deduct any applicable premium taxes and withdrawal charge. To elect systematic withdrawals, you must have a Contract Value of at least $15,000 and you must make the election on the form we provide. We will surrender Accumulation Units pro rata from all funding options in which you have an interest, unless you instruct us otherwise. You may begin or discontinue systematic withdrawals at any time by notifying us in writing, but you must give at least 30 days notice to change any systematic withdrawal instructions that are currently in place.

We reserve the right to discontinue offering systematic withdrawals or to assess a processing fee for this service upon 30 days written notice to Contract Owners (where allowed by state law).

Each systematic withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty tax may be assessed on systematic withdrawals if the Contract Owner is under age 59 1/2. You should consult with your tax adviser regarding the tax consequences of systematic withdrawals.

MANAGED DISTRIBUTION PROGRAM. Under the systematic withdrawal option, you may choose to participate in the Managed Distribution Program. At no cost to you, you may instruct us to calculate and make minimum distributions that may be required by the IRS upon reaching age 701/2. (See Federal Tax Considerations") These payments will not be subject to the withdrawal charge and will be in lieu of the free withdrawal allowance. No Dollar Cost Averaging will be permitted if you are participating in the Managed Distribution Program.

                              OWNERSHIP PROVISIONS
================================================================================

TYPES OF OWNERSHIP

CONTRACT OWNER

The Contract belongs to the Contract Owner named in the Contract (on the Contract Specifications page). The Annuitant is the individual upon whose life the Maturity Date and the amount of monthly payments depend. Because this is a Qualified Contract, the owner and the Annuitant must always be the same person, and there can be only one Contract Owner. You have sole power to exercise any rights and to receive all benefits given in the Contract provided you have not named an irrevocable beneficiary.

If this Contract is purchased by a beneficiary of another contract who directly transferred the death proceeds due under that contract, he/she will be granted the same rights the owner has under the Contract except that he/she cannot take a loan or make additional Purchase Payments.

BENEFICIARY

You name the beneficiary in a Written Request. The beneficiary has the right to receive any death benefit proceeds remaining under the Contract upon the death of the Contract Owner. If more than one beneficiary survives the Annuitant or Contract Owner, they will share equally in benefits unless you recorded different shares with the Company by Written Request before the death of the Contract Owner. In the case of a non-spousal beneficiary or a spousal beneficiary who has not chosen to assume the Contract, we will not transfer or otherwise remove the death benefit proceeds from either the Variable Funding Options or the Fixed Account, as most recently elected by the Contract Owner, until the Death Report Date.

Unless you have named an irrevocable beneficiary you have the right to change any beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

                                  DEATH BENEFIT
================================================================================

Before the Maturity Date, generally, a death benefit is payable when you die. At purchase, you elect either the standard death benefit or the optional death benefit. We calculate the death benefit at the close of the business day on which our Home Office receives (1) Due Proof of Death and (2) written payment instructions or election of beneficiary contract continuance ("Death Report Date").

DEATH PROCEEDS BEFORE THE MATURITY DATE

STANDARD DEATH BENEFIT

--------------------------------------------------------------------------------
 ANNUITANT'S AGE ON THE CONTRACT DATE               DEATH BENEFIT PAYABLE
--------------------------------------------------------------------------------
Before Age 80                             Greater of:

                                          1.  Contract Value on the Death Report
                                              Date, or

                                          2.  Total Purchase Payments less the
                                              total of any withdrawals (and
                                              related charges).
--------------------------------------------------------------------------------
On or after Age 80                        Contract Value
--------------------------------------------------------------------------------

OPTIONAL DEATH BENEFIT AND CREDIT

The Optional Death Benefit and Credit varies depending on the Annuitant's age on the Contract Date.

--------------------------------------------------------------------------------
ANNUITANT'S AGE ON THE CONTRACT DATE                DEATH BENEFIT PAYABLE
--------------------------------------------------------------------------------
Under Age 70                              Greater of:

                                          1)  Contract Value on the Death Report
                                              Date , or

                                          2)  Total Purchase Payments less the
                                              total of any withdrawals (and
                                              related charges); or

                                          3)  Maximum Step-Up death benefit
                                              value (described below) associated
                                              with Contract Date anniversaries
                                              beginning with the 5th, and ending
                                              with the last before the
                                              Annuitant's 76th birthday.
--------------------------------------------------------------------------------
Age 70-75                                 Greater of:

                                          1)  Contract Value, or

                                          2)  Total Purchase Payments less the
                                              total of any withdrawals (and
                                              related charges); or

                                          3)  Step-Up death benefit value
                                              (described below) associated with
                                              the 5th Contract Date anniversary.

--------------------------------------------------------------------------------
Age 76-80                                 Greater of (1) or (2) above.
--------------------------------------------------------------------------------
Age over 80                               Contract Value
--------------------------------------------------------------------------------

STEP-UP DEATH BENEFIT VALUE

We will establish a separate Step-Up death benefit value on the fifth Contract Date anniversary and on each subsequent Contract Date anniversary on or before the Death Report Date. The Step-Up death benefit value will initially equal the Contract Value on that anniversary. After a Step-Up death benefit value has been established, we will recalculate it each time a Purchase Payment is made or a withdrawal is taken until the Death Report Date. We will recalculate Step-Up death benefit values by increasing them by the amount of each applicable Purchase Payment and by reducing them by a partial surrender reduction (as described below) for each applicable withdrawal. Recalculations of Step-Up death benefit values related to any Purchase Payments or any withdrawals will be made in the order that such Purchase Payments or partial surrender reductions occur.

PARTIAL SURRENDER REDUCTION. If you make a withdrawal, we will reduce the Step-Up value by a partial surrender reduction which equals: (1) the step-up value immediately prior to the withdrawal, multiplied by (2) the amount of the withdrawal, divided by (3) the Contract Value before the withdrawal.

For example, assume your current Contract Value is $55,000. If your step-up value immediately prior to the withdrawal is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

       50,000 x (10,000/55,000) = 9,090

Your new step-up value would be 50,000-9,090, or $40,910.

The following example shows what would happen in a declining market. Assume your current Contract Value is $30,000. If your step-up value immediately prior to the withdrawal is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

       50,000 x (10,000/30,000) = 16,666

Your new step-up value would be 50,000-16,666, or $33,334.

PAYMENT OF PROCEEDS

We describe the process of paying death benefit proceeds before the Maturity Date in the chart below. The chart does not encompass every situation and is merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person(s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

--------------------------------------------------------------------------------
  BEFORE THE MATURITY DATE,        THE COMPANY WILL           MANDATORY PAYOUT
    UPON THE DEATH OF THE        PAY THE PROCEEDS TO:           RULES APPLY*
--------------------------------------------------------------------------------
  OWNER/ANNUITANT             The beneficiary (ies), or if       Yes
                              none, to the Contract
                              Owner's estate.
--------------------------------------------------------------------------------
  BENEFICIARY                 No death proceeds are payable;     N/A
                              Contract continues.
--------------------------------------------------------------------------------
  CONTINGENT BENEFICIARY      No death proceeds are payable;     N/A
                              Contract continues.
--------------------------------------------------------------------------------

--------------
* Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of the Owner. Non-spousal beneficiaries (as well as spousal beneficiaries who choose not to assume the Contract) must begin taking distributions based on the beneficiary's life expectancy within one year of death or take a complete distribution of Contract proceeds within 5 years of death. If mandatory distributions have begun, the 5 year payout option is not available.

BENEFICIARY CONTRACT CONTINUANCE (NOT PERMITTED FOR NON-NATURAL BENEFICIARIES)

If you die before the Maturity Date, and if the value of any beneficiary's portion of the death benefit is between $20,000 and $1,000,000 as of the Death Report Date, (more than $1,000,000 is subject to Home Office approval), your beneficiary(s) may elect to continue his/her portion of the Contract subject to applicable Internal Revenue Code distribution requirements, rather than receive the death benefit in a lump sum. If the beneficiary chooses to continue the Contract, the beneficiary can extend the payout phase of the Contract enabling the beneficiary to "stretch" the death benefit distributions out over his life expectancy as permitted by the Internal Revenue Code.

If your beneficiary elects to continue the Contract, the death benefit will be calculated as of the Death Report Date. The initial Contract Value of the continued Contract (the "adjusted Contract Value") will equal the greater of the Contract Value or the death benefit calculated on the Death Report Date and will be allocated to the funding options in the same proportion as prior to the Death Report Date. If the adjusted Contract Value is allocated to the Variable Funding Options, the beneficiary bears the investment risk.

The beneficiary who continues the Contract will be granted the same rights as the owner under the original Contract, except the beneficiary cannot:

     o  take a loan

     o  make additional Purchase Payments

The beneficiary may also name his/her own beneficiary ("succeeding beneficiary") and has the right to take withdrawals at any time after the Death Report Date without a withdrawal charge. All other fees and charges applicable to the original Contract will also apply to the continued Contract. All benefits and features of the continued Contract will be based on the beneficiary's age on the Death Report Date as if the beneficiary had purchased the Contract with the adjusted Contract Value on the Death Report Date.

PLANNED DEATH BENEFIT (INDIVIDUAL CONTRACTS ONLY)

You may request that rather than receive a lump-sum death benefit, the beneficiary(ies) receive all or a portion of the death benefit proceeds either:

     o through an annuity for life or a period that does not exceed the beneficiary's life expectancy or

     o under the terms of the Beneficiary Continuance provision described above. If the Beneficiary Continuance provision is selected as a planned death benefit, no surrenders will be allowed other than payments meant to satisfy minimum distribution amounts or systematic withdrawal amounts, if greater.

You must make the planned death benefit request as well as any revocation of this request in writing. Upon your death, your beneficiary(s) cannot revoke or modify this request. If the death benefit at the time we receive Due Proof of Death is less than $2,000, we will only pay a lump sum to the beneficiary. If periodic payments due under the planned death benefit election are less than $100, we reserve the right to make Annuity Payments at less frequent intervals, resulting in a payment of at least $100 per year. If no beneficiary is alive when death benefits become payable, we will pay the death benefit as provided in your Contract.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any Contract Owner or the Annuitant dies on or after the Maturity Date, the Company will pay the beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                               THE ANNUITY PERIOD
================================================================================

MATURITY DATE

Under the Contract, you can receive regular payments ("Annuity Payments"). You can choose the month and the year in which those payments begin ("Maturity Date"). You can also choose among income payouts (annuity options) or elect a lump sum distribution. While the Annuitant is alive, you can change your selection any time up to the Maturity Date. Annuity Payments will begin on the Maturity Date stated in the Contract unless (1) you fully surrendered the Contract; (2) we paid the proceeds to the beneficiary before that date; or (3) you elected another date. Annuity Payments are a series of periodic payments (a) for life; (b) for life with either a minimum number of payments or a specific amount assured; or (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor. We may require proof that the Annuitant is alive before we make Annuity Payments. Not all options may be available in all states.

You may choose to annuitize at any time after you purchase your Contract. Unless you elect otherwise, the Maturity Date will be the Annuitant's 90th birthday or ten years after the effective date of the Contract, if later.

At least 30 days before the original Maturity Date, you may elect to extend the Maturity Date to any time prior to the Annuitant's 90th birthday or to a later date with our consent. You may use certain annuity options taken at the Maturity Date to meet the minimum required distribution requirements of federal tax law, or you may use a program of withdrawals instead. These mandatory distribution requirements take effect generally upon the death of the Contract Owner, or with certain Qualified Contracts upon either the later of the Contract Owner's attainment of age 70 1/2 or year of retirement; or the death of the Contract Owner. You should seek independent tax advice regarding the election of minimum required distributions.

LIQUIDITY BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS)

If you select any annuity option that guarantees you payments for a minimum period of time ("period certain"), you may take a lump sum payment (equal to a portion or all of the value of the remaining payments) any time after the first Contract Year. There is a charge of 5% of the amount withdrawn under this option.

For variable Annuity Payments, we use the Assumed Net Investment Factor, ("ANIF") as the interest rate to determine the lump sum amount. If you request only a percentage of the amount available, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period expires, your payments will increase to the level they would have been had no liquidation taken place.

For fixed Annuity Payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate used depends on the amount of time left in the annuity option you elected. The current rate will be the same rate we would give someone electing an annuity option for that same amount of time. If you request a percentage of the amount available during the period certain, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period certain expires, your payments will increase to the level they would have been had no liquidation taken place.

The market value adjustment formula for calculating the present value described above for fixed Annuity Payments is as follows:

                                          n                   t/365
                 Present Value = sum of [Payments X (1/1 + iC)
                                         s = 1
Where

       iC = the interest rate described above

        n = the number of payments remaining in the Contract Owner's period certain at the time of request for this benefit

        t = the number of days remaining until that payment is made, adjusting for leap years.

See Appendix E for examples of this market value adjustment.

ALLOCATION OF ANNUITY

You may elect to receive your Annuity Payments in the form of a variable annuity, a fixed annuity, or a combination of both. If, at the time Annuity Payments begin, you have not made an election, we will apply your Contract Value to provide an annuity funded by the same funding options as you have selected during the accumulation period. At least 30 days before the Maturity Date, you may transfer the Contract Value among the funding options in order to change the basis on which we will determine Annuity Payments. (See Transfers.)

ANNUITIZATION CREDIT. This credit is applied to the Contract Value used to purchase one of the annuity options described below. The credit equals 0.5% of your Contract Value if you annuitize during Contract Years 2-5, 1% during Contract Years 6-10, and 2% after Contract Year 10. There is no credit applied to Contracts held less than 1 year.

VARIABLE ANNUITY

You may choose an annuity payout that fluctuates depending on the investment experience of the Variable Funding Options. We determine the number of Annuity Units credited to the Contract by dividing the first monthly Annuity Payment attributable to each Variable Funding Option by the corresponding Accumulation Unit value as of 14 days before the date Annuity Payments begin. We use an Annuity Unit to measure the dollar value of an Annuity Payment. The number of Annuity Units (but not their value) remains fixed during the annuity period.

DETERMINATION OF FIRST ANNUITY PAYMENT. Your Contract contains the tables we use to determine your first monthly Annuity Payment. If you elect a variable annuity, the amount we apply to it will be the Contract Value as of 14 days before the date Annuity Payments begin, less any applicable premium taxes not previously deducted.

The amount of your first monthly payment depends on the annuity option you elected and the Annuitant's adjusted age. Your Contract contains the formula for determining the adjusted age. We determine the total first monthly Annuity Payment by multiplying the benefit per $1,000 of value shown in the Contract tables by the number of thousands of dollars of Contract Value you apply to that annuity option. The Contract tables factor in an assumed daily net investment factor. We call this your net investment rate. For example, a net investment rate of 3% corresponds to an annual interest rate of 3%. This means that if the annualized investment performance, after expenses, of your Variable Funding Options is less than 3%, then the dollar amount of your variable Annuity Payments will decrease. However, if the annualized investment performance, after expenses, of your Variable Funding Options is greater than 3%, then the dollar amount of your variable Annuity Payments will increase.

DETERMINATION OF SECOND AND SUBSEQUENT ANNUITY PAYMENTS. The dollar amount of all subsequent Annuity Payments changes from month to month based on the investment experience, as described above, of the applicable funding options. The total amount of each Annuity Payment will equal the sum of the basic payments in each funding option. We determine the actual amounts of these payments by multiplying the number of Annuity Units we credited to each funding option by the corresponding Annuity Unit value as of the date 14 days before the date the payment is due.

FIXED ANNUITY

You may choose a fixed annuity that provides payments that do not vary during the annuity period. We will calculate the dollar amount of the first fixed Annuity Payment as described under Variable Annuity, except that the amount we apply to begin the annuity will be your Contract Value as of the date Annuity Payments begin. Payout rates will not be lower than that shown in the Contract. If it would produce a larger payment, the first fixed Annuity Payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

If you have elected the Increasing Benefit Option, the payments will be calculated as above. However, the initial payment will be less than that reflected in the table and the subsequent payments will be increased by the percentage you elected.

                                 PAYMENT OPTIONS
================================================================================

ELECTION OF OPTIONS

While the Annuitant is alive, you can change your annuity option selection any time up to the Maturity Date. Once Annuity Payments have begun, no further elections are allowed.

During the Annuitant's lifetime, if you do not elect otherwise before the Maturity Date, we will pay you (or another designated payee) the first of a series of monthly Annuity Payments based on the life of the Annuitant, in accordance with Annuity Option 2 (Life Annuity with 120 monthly payments assured). For certain Qualified Contracts, Annuity Option 4 (Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee) will be the automatic option as described in the Contract.

The minimum amount that can be placed under an annuity option will be $2,000 unless we agree to a lesser amount. If any monthly periodic payment due is less than $100, the Company reserves the right to make payments at less frequent intervals, or to pay the Contract Value in a lump-sum.

On the Maturity Date, we will pay the amount due under the Contract in accordance with the Payment Option that you select. You may choose to receive a single lump-sum payment. You must elect an option in writing, in a form satisfactory to the Company. Any election made during the lifetime of the Annuitant must be made by the Contract Owner.

VARIABLE ANNUITIZATION FLOOR BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS). This benefit may not be available, or may only be available under certain annuity options, if we determine market conditions so dictate. If available, we will guarantee that, regardless of the performance of the Variable Funding Options selected by you, your Annuity Payments will never be less than a certain percentage of your first Annuity Payment. This percentage will vary depending on market conditions, but will never be less than 50%. You may not elect this benefit if you are over age 80. Additionally, you must select from certain funds available under this guarantee. Currently, these funds are the Equity Index Portfolio Class II, the Travelers Quality Bond Portfolio, and the U.S. Government Securities Portfolio. We may, at our discretion, increase or decrease the number of funds available under this benefit. This benefit is not currently available under Annuity Option 5. The benefit is not available with the 5% ANIF under any Option. If you select this benefit, you may not elect to liquidate any portion of your Contract.

There is a charge for this guarantee, which will begin upon election of this benefit. This charge will vary based upon market conditions, and will be established at the time the benefit is elected. Once established, the charge will remain level throughout the remainder of the annuitization, and will never increase your annual Separate Account charge by more than 3% per year.

We reserve the right to restrict the amount of Contract Value to be annuitized under this benefit.

ANNUITY OPTIONS

Subject to the conditions described in "Election of Options" above, we may pay all or any part of the Cash Surrender Value under one or more of the following annuity options. Payments under the annuity options are generally made on a monthly basis. We may offer additional options.

Option 1 -- Life Annuity -- No Refund. The Company will make Annuity Payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

Option 2 -- Life Annuity with 120, 180 or 240 Monthly Payments Assured. The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months, as elected, we will continue making payments to the beneficiary during the remainder of the period.

Option 3 -- Joint and Last Survivor Life Annuity -- No Refund. The Company will make regular Annuity Payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 4 -- Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee. The Company will make Annuity Payments during the lifetimes of the Annuitant and a second person. You will designate one as primary payee, and the other will be designated as secondary payee. On the death of the secondary payee, the Company will continue to make monthly Annuity Payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, the Company will continue to make Annuity Payments to the secondary payee in an amount equal to 50% of the payments, which would have been made during the lifetime of the primary payee. No further payments will be made once both payees have died.

Option 5 -- Payments for a Fixed Period without Life Contingency. We will make periodic payments for the period selected.

Option 6 -- Other Annuity Options. We will make any other arrangements for Annuity Payments as may be mutually agreed upon.

                        MISCELLANEOUS CONTRACT PROVISIONS
================================================================================

RIGHT TO RETURN

You may return the Contract for a full refund of the Contract Value plus any Contract charges and premium taxes you paid (but not any fees and charges the Underlying Fund assessed) within ten days after you receive it (the "right to return period"). You bear the investment risk of investing in the Variable Funding Options during the right to return period; therefore, the Contract Value we return may be greater or less than your Purchase Payment.

If you purchase the Contract as an Individual Retirement Annuity, and return it within the first seven days after delivery, or longer if your state permits, we will refund your Purchase Payment in full; during the remainder of the right to return period, we will refund the Contract Value (including charges).

We will determine the Contract Value following the close of the business day on which we receive your Contract and a Written Request for a refund. Where state law requires a different period, or the return of Purchase Payments or other variations of this provision, we will comply. Refer to your Contract for any state-specific information.

TERMINATION

You do not need to make any Purchase Payments after the first to keep the Contract in effect. However, we reserve the right to terminate the Contract on any business day if your Contract Value as of that date is less than $2,000 and you have not made Purchase Payments for at least two years, unless otherwise specified by state law. Termination will not occur until 31 days after we have mailed notice of termination to your last known address and to any assignee of record. If we terminate the Contract, we will pay you the Cash Surrender Value less any applicable taxes.

REQUIRED REPORTS

As often as required by law, but at least once in each Contract Year before the due date of the first Annuity Payment, we will furnish a report showing the number of Accumulation Units credited to the Contract and the corresponding Accumulation Unit value(s) as of the report date for each funding option to which the Contract Owner has allocated amounts during the applicable period. The Company will keep all records required under federal and state laws.

SUSPENSION OF PAYMENTS

The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange ("the Exchange") is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists, as determined by the SEC, so that the sale of securities held in the Separate Account may not reasonably occur, or so that the Company may not reasonably determine the value the Separate Account's net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. Payments from the Fixed Account may be delayed up to 6 months.

                              THE SEPARATE ACCOUNTS
================================================================================

The Travelers Insurance Company and The Travelers Life and Annuity Company each sponsor Separate Accounts: Separate Account Five and Separate Account Six, respectively. Both Separate Account Five and Separate Account Six were established on March 27, 1997 and are registered with the SEC as unit investment trusts ("Separate Account") under the Investment Company Act of 1940, as amended. We will invest Separate Account assets attributable to the Contracts exclusively in the shares of the Variable Funding Options.

We hold the assets of Separate Account Five and Separate Account Six for the exclusive and separate benefit of the owners of each Separate Account, according to the laws of Connecticut. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains and losses of the Company. The assets held by the Separate Account are not chargeable with liabilities arising out of any other business that we may conduct. Obligations under the Contract are obligations of the Company.

All investment income and other distributions of the funding options are payable to the Separate Account. We reinvest all such income and/or distributions in shares of the respective funding option at net asset value. Shares of the funding options are currently sold only to life insurance company Separate Accounts to fund variable annuity and variable life insurance contracts.

Certain variable annuity Separate Accounts and variable life insurance Separate Accounts may invest in the funding options simultaneously (called "mixed" and "shared" funding). It is conceivable that in the future it may be disadvantageous to do so. Although the Company and the Variable Funding Options do not currently foresee any such disadvantages either to variable annuity Contract Owners or variable life policy owners, each Variable Funding Option's Board of Directors intends to monitor events in order to identify any material conflicts between them and to determine what action, if any, should be taken. If a Board of Directors was to conclude that separate funds should be established for variable life and variable annuity Separate Accounts, the variable annuity Contract Owners would not bear any of the related expenses, but variable annuity Contract Owners and variable life insurance policy owners would no longer have the economies of scale resulting from a larger combined fund.

PERFORMANCE INFORMATION

In advertisements for the Contract, we may include performance figures to show you how a Variable Funding Option has performed in the past. These figures are rates of return or yield quotations shown as a percent. These figures show past performance of a Variable Funding Option and are not an indication of how a Variable Funding Option will perform in the future.

Our advertisements may show performance figures assuming that you do not elect any optional features such as the Optional Death Benefit. However, if you elect optional features, they involve additional charges that will serve to decrease the performance of your Variable Funding Options. You may wish to speak with your registered representative to obtain performance information specific to the optional features you may wish to select.

Performance figures for each Variable Funding Option are based in part on the performance of a corresponding Underlying Fund. In some cases, the Underlying Fund may have existed before the technical inception of the corresponding Variable Fund Option. In those cases, we can create "hypothetical historical performance" of a Variable Fund Option. These figures show the performance that the Variable Fund Option would have achieved had it been available during the entire history of the Underlying Fund.

                           FEDERAL TAX CONSIDERATIONS
================================================================================

The following general discussion of the federal income tax consequences related to your investment in this Contract is not intended to cover all situations, and is not meant to provide tax or legal advice. Because of the complexity of the law and the fact that the tax results will vary depending on many factors, you should consult your tax and/or legal adviser regarding the tax implications of purchasing this Contract based upon your individual situation. For further tax information, an additional discussion of certain tax matters is contained in the SAI.

GENERAL TAXATION OF ANNUITIES

Congress has recognized the value of saving for retirement by providing certain tax benefits, in the form of tax deferral, for premiums paid under an annuity and permitting tax-free transfers between the various investment options offered under the Contract. The Internal Revenue Code ("Code") governs how earnings on your investment in the Contract are ultimately taxed, depending upon the type of Contract, qualified or non-qualified, and the manner in which the money is distributed, as briefly described below. In analyzing the benefits of tax deferral it is important to note that the Jobs and Growth Tax Relief Reconciliation Act of 2003 amended Code Section 1 to reduce the marginal tax rates on long-term capital gains and dividends to 5% and 15%. The reduced rates apply during 2003 through 2008, and thereafter will increase to prior levels. Earnings under annuity Contracts continue to be taxed as ordinary income (top rate of 35%).

TAX-FREE EXCHANGES: Code Section 1035 provides that, if certain conditions are met, no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity contract. Since different annuity Contracts have different expenses, fees and benefits, a tax-free exchange could result in your investment becoming subject to higher or lower fees and/or expenses.

TYPES OF CONTRACTS: QUALIFIED AND NON-QUALIFIED

QUALIFIED ANNUITY CONTRACTS

If you purchase your Contract with proceeds of an eligible rollover distribution from any qualified employee pension plan or individual retirement annuity (IRA), your Contract is referred to as a Qualified Contract. Some examples of Qualified Contracts are: IRAs, tax-sheltered annuities established by public school systems or certain tax-exempt organizations under Code Section 403(b), corporate sponsored pension and profit-sharing plans (including 401(k) plans), Keogh Plans (for self-employed individuals), and certain other qualified deferred compensation plans. Another type of Qualified Contract is a Roth IRA, under which after-tax contributions accumulate until maturity, when amounts (including earnings) may be withdrawn tax-free. The rights and benefits under a Qualified Contract may be limited by the terms of the retirement plan, regardless of the terms and conditions of the Contract. Plan participants making contributions to Qualified Contracts will be subject to minimum distribution rules as provided by the Code and described below.

TAXATION OF QUALIFIED ANNUITY CONTRACTS

Under a qualified annuity, since amounts paid into the Contract have generally not yet been taxed, the full amount of such distributions, including the amount attributable to Purchase Payments, whether paid in the form of lump-sum withdrawals or Annuity Payments, are generally taxed at the ordinary income tax rate unless the distribution is transferred to an eligible rollover account or Contract. The Contract is available as a vehicle for IRA rollovers and for other Qualified Contracts. There are special rules which govern the taxation of Qualified Contracts, including withdrawal restrictions, requirements for mandatory distributions, and contribution limits. We have provided a more complete discussion in the SAI.

MANDATORY DISTRIBUTIONS FOR QUALIFIED PLANS

Federal tax law requires that minimum annual distributions begin by April 1st of the calendar year following the calendar year in which an IRA owner attains age 701/2. Participants in qualified plans and 403(b) annuities may defer minimum distributions until the later of April 1st of the calendar year following the calendar year in which they attain age 70 1/2 or the year of retirement. If you own more than one individual retirement annuity and/or account, you may satisfy the minimum distribution rules on an aggregate basis (i.e. determine the total amount of required distributions from all IRAs and take the required amount from any one or more IRAs). A similar aggregate approach is available to meet your 403(b) minimum distribution requirements if you have multiple 403(b) annuities.

MINIMUM DISTRIBUTIONS FOR BENEFICIARIES UPON THE CONTRACT OWNER'S DEATH: Upon the death of the Contract Owner and/or Annuitant of a Qualified Contract, the funds remaining in the Contract must be completely withdrawn within 5 years from the date of death (including in a single lump sum) or minimum distributions may be taken over the life expectancy of the beneficiary provided such distributions are payable at least annually and begin within one year from the date of death. Special rules apply where the beneficiary is the surviving spouse, which allow the spouse to assume the Contract and defer the minimum distribution requirements. NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403(b), 457 AS WELL AS IRA OWNERS: While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, the permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Therefore, in certain states, a portion of the contributions may not be excludible or deductible from state income taxes. Please consult your employer or tax adviser regarding this issue.

NON-QUALIFIED ANNUITY CONTRACTS

If you purchase the Contract on an individual basis with after-tax dollars and not under one of the programs described above, your Contract is referred to as non-qualified.

As the owner of a non-qualified annuity, you do not receive any tax benefit (deduction or deferral of income) on Purchase Payments, but you will not be taxed on increases in the value of your Contract until a distribution occurs -- either as a withdrawal (distribution made prior to the Maturity Date), or as Annuity Payments. When a withdrawal is made, you are taxed on the amount of the withdrawal that is considered earnings under federal tax laws. Similarly, when you receive an Annuity Payment, part of each payment is considered a return of your Purchase Payments and will not be taxed. The remaining portion of the Annuity Payment (i.e., any earnings) will be considered ordinary income for federal income tax purposes.

If a non-qualified annuity is owned by other than an individual, however, (e.g., by a corporation), increases in the value of the Contract attributable to Purchase Payments made after February 28, 1986 are includable in income annually and taxed at ordinary income tax rates. Furthermore, for Contracts issued after April 22, 1987, if you transfer the Contract to another person or entity without adequate consideration, all deferred increases in value will be includable in your income at the time of the transfer.

If you make a partial withdrawal, this money will generally be taxed as first coming from earnings, (income in the Contract), and then from your Purchase Payments. These withdrawn earnings are includable in your taxable income. (See Penalty Tax for Premature Distributions below.) There is income in the Contract to the extent the Contract Value exceeds your investment in the Contract. The investment in the Contract equals the total Purchase Payments you paid less any amount received previously which was excludible from gross income. Any direct or indirect borrowing against the value of the Contract or pledging of the Contract as security for a loan will be treated as a cash distribution under the tax law, and will have tax consequences in the year taken.

Federal tax law requires that non-qualified annuity Contracts meet minimum mandatory distribution requirements upon the death of the Contract Owner, including the death of either of the joint owners. If these requirements are not met, the Contract will not be treated as an annuity Contract for federal income tax purposes and earnings under the Contract will be taxable currently, not when distributed. The distribution required depends, among other things, upon whether an annuity option is elected or whether the succeeding Contract Owner is the surviving spouse. We will administer Contracts in accordance with these rules and we will notify you when you should begin receiving payments. There is a more complete discussion of these rules in the SAI.

DIVERSIFICATION REQUIREMENTS FOR VARIABLE ANNUITIES

The Code requires that any non-qualified variable annuity Contracts based on a Separate Account must meet specific diversification standards. Non-qualified variable annuity Contracts shall not be treated as an annuity for Federal income tax purposes if investments made in the account are not adequately diversified. Final tax regulations define how Separate Accounts must be diversified. The Company monitors the diversification of investments constantly and believes that its accounts are adequately diversified. The consequence of any failure to diversify is essentially the loss to the Contract Owner of tax-deferred treatment, requiring the current inclusion of a proportionate share of the income and gains from the Separate Account assets in the income of each Contract Owner. The Company intends to administer all Contracts subject to this provision of law in a manner that will maintain adequate diversification.

OWNERSHIP OF THE INVESTMENTS

In certain circumstances, owners of variable annuity contracts have been considered to be the owners of the assets of the underlying Separate Account for Federal income tax purposes due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area, and some features of the Contract, such as the number of funds available and the flexibility of the Contract Owner to allocate premium payments and transfer amounts among the funding options, have not been addressed in public rulings. While we believe that the Contract does not give the Contract Owner investment control over Separate Account assets, we reserve the right to modify the Contract as necessary to prevent a Contract Owner from being treated as the owner of the Separate Account assets supporting the Contract.

TAXATION OF DEATH BENEFIT PROCEEDS

Amounts may be distributed from a non-qualified Contract because of the death of an owner or annuitant. Generally, such amounts are includable in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the Contract; or
(ii) if distributed under a payment option, they are taxed in the same way as Annuity Payments.

OTHER TAX CONSIDERATIONS

TREATMENT OF CHARGES FOR OPTIONAL BENEFITS

The Contract may provide one or more optional enhanced death benefits or other minimum guaranteed benefit that in some cases may exceed the greater of purchase price or the Contract Value. It is possible that the Internal Revenue Service may take the position that the charges for the optional enhanced benefit(s) are deemed to be taxable distributions to you. Although we do not believe that a charge under such optional enhanced benefit should be treated as a taxable withdrawal, you should consult with your tax adviser before selecting any rider or endorsement to the Contract.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS

For both Qualified and Non-qualified Contracts, taxable distributions taken before the Contract Owner has reached the age of 59 1/2 will be subject to a 10% additional tax penalty unless the distribution is taken in a series of periodic distributions, for life or life expectancy, or unless the distribution follows the death or disability of the Contract Owner. Other exceptions may be available in certain qualified plans. The 10% additional tax is in addition to any penalties that may apply under your Contract and the normal income taxes due on the distribution.

PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 1994 (the "1994 Code") taxes distributions from non-qualified annuity Contracts differently than in the U.S. Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 1994 Code first as a return of investment. Therefore, no taxable income is recognized for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis. The amount of income on annuity distributions (payable over your lifetime) is also calculated differently under the 1994 Code. Since Puerto Rico residents are also subject to U.S. income tax on all income other than income sourced to Puerto Rico, the timing of recognition of income from an annuity Contract could vary between the two jurisdictions. Although the 1994 Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity Contract and/or any proposed distribution, particularly a partial distribution or election to annuitize.

NON-RESIDENT ALIENS

Distributions to non-resident aliens ("NRAs") are subject to special and complex tax and withholding rules under the Code, some of which are based upon the particular facts and circumstances of the Contract Owner, the beneficiary and the transaction itself. In addition, Annuity Payments to NRAs in many countries are exempt from U.S. tax (or subject to lower rates) based upon a tax treaty. NRAs should seek guidance from a tax adviser regarding their personal situation.

                              AVAILABLE INFORMATION
================================================================================

The Companies are both subject to the information requirements of the Securities and Exchange Act of 1934 ("the 1934 Act"), as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). You may read and copy this information and other information at the following locations:

     o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549

     o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279

     o the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, the Companies have each filed with the Commission registration statements (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits. Reference is hereby made to such Registration Statement and exhibits for further information about the Companies and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Companies each furnish the annual reports on Form 10-K for the year ended December 31, 2003 to owners of Contracts or certificates, we do not plan to furnish subsequent annual reports containing financial information to the owners of Contracts or certificates described in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
================================================================================

Each Company's latest annual report on Form 10-K has been filed with the Commission. They are both incorporated by reference into this prospectus and a copy of your issuing Company's 10-K must accompany this prospectus.

The Forms 10-K for the fiscal year ended December 31, 2003 contain additional information about each Company including audited financial statements for the latest fiscal year. The Travelers Insurance Company filed its Form 10-K on March 22, 2004 via Edgar, File No. 33-03094. The Travelers Life and Annuity Company filed its Form 10-K on March 22, 2004 via Edgar, File No. 33-58677.

If requested, we will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents.) You may direct your requests to: The Travelers Insurance Company, One Cityplace, 3 CP, Hartford, Connecticut 06103-3415, Attention: Annuity Services. The telephone number is (800) 842-9406. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http://www.sec.gov).

                                OTHER INFORMATION
================================================================================

THE INSURANCE COMPANIES

Please refer to your Contract to determine which Company issued your Contract.

The Travelers Insurance Company is a stock insurance company chartered in 1863 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

FINANCIAL STATEMENTS

The financial statements for the Company and its Separate Account are located in the Statement of Additional Information.

DISTRIBUTION OF VARIABLE ANNUITY CONTRACTS

DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT. Travelers Distribution LLC ("TDLLC") serves as the principal underwriter and distributor of the securities offered through this Prospectus pursuant to the terms of the Distribution and Principal Underwriting Agreement. TDLLC also acts as the principal underwriter and distributor of other variable annuity contracts and variable life insurance policies issued by the Company and its affiliated companies.

TDLLC's principal executive offices are located at One Cityplace, Hartford, Connecticut 06103. TDLLC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD"). TDLLC is affiliated with the Company and each Separate Account. TDLLC, as the principal underwriter and distributor, does not retain any fees under the Contracts.

The Contracts are offered on a continuous basis. TDLLC enters into selling agreements with broker-dealers who are registered with the SEC and are members of the NASD, and with entities that may offer the Contracts but are exempt from registration. Applications for the Contract are solicited by registered representatives who are associated persons of such broker-dealer firms. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. We intend to offer the Contract in all jurisdictions where we are licensed to do business and where the Contract is approved.

COMPENSATION. Broker-dealers who have selling agreements with TDLLC are paid compensation for the promotion and sale of the Contracts according to one or more schedules. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm, depending on the agreement between the firm and the registered representative. Compensation paid on the Contracts, as well as other incentives or payments, are not assessed as an additional direct charge to Contract owners or the Separate Account. We intend to recoup commissions and other sales expenses through fees and charges imposed under the Contract and from profits on payments received by the Company and TDLLC for providing administrative, marketing and other support and services to the Funds.

The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 10% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 2% annually of average account value (if asset-based compensation is paid to registered representatives). We may also periodically establish commission specials; however, commissions paid under these specials will not exceed the amounts described immediately above. To the extent permitted by NASD rules and other applicable laws and regulations, TDLLC may pay or allow other promotional incentives or payments in the form of cash or other compensation.

Broker-dealer firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing or other services they provide to the Company or our affiliates. In addition, the Company or TDLLC may enter into special compensation arrangements with certain broker-dealer firms based on aggregate or anticipated sales of the Contracts or other criteria. These special compensation arrangements will not be offered to all broker-dealer firms and the terms of such arrangements may differ between broker-dealer firms.

The Company and TDLLC have entered into such arrangements with AIG Advisor Group (including Advantage Capital Corporation, FSC Securities Corporation, Royal Alliance Associates, Inc., Sentra Securities Corporation, Spelman & Co., Inc. and SunAmerica Securities, Inc.), ING Advisors Network (including Financial Network Corporation, Locust Street Securities, Multi-Financial Securities, IFG Network Securities, VESTAX Securities, Washington Square Securities and PrimeVest Financial Services), Merrill Lynch, NFP Securities, Inc., and Piper Jaffray. Any such compensation payable to a broker-dealer firm will be made by TDLLC or the Company out of their own assets and will not result in any additional direct charge to you.

The Company and TDLLC have entered into selling agreements with certain broker-dealer firms that have an affiliate that acts as investment adviser to one or more Underlying Funds or serves as a subadviser to a Portfolio of The Travelers Series Trust or Travelers Series Fund Inc., which are offered under the Contracts. These firms include Fidelity Management & Research Company, Morgan Stanley Investment Advisers Inc., Merrill Lynch Investment Managers, L.P., Salomon Brothers Asset Management and Smith Barney Fund Management.

TOWER SQUARE SECURITIES. TDLLC has entered into a selling agreement with Tower Square Securities, Inc. ("Tower Square"), which is affiliated with the Company. Registered representatives of Tower Square, who are properly licensed and appointed, may offer the Contract to customers. Such representatives are eligible for various cash benefits, such as bonuses, commission advances and non-cash compensation programs offered by the Company. Sales of the Contracts may help qualify a Tower Square representative for such benefits. Sales representatives may receive other payments from the Company for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature, and similar services. In addition, sales representatives who meet certain Company productivity, persistency and length of the services standards may be eligible for additional compensation.

CITISTREET LLC. The Company has entered into an agreement with CitiStreet LLC ("CitiStreet"), an affiliate of the Company, whereby the Company pays CitiStreet fees in connection with CitiStreet's provision of certain administrative, recordkeeping, marketing and support services in support of annuity contracts purchased from the Company in connection with Section 401(a), 401(k), 403(b), 457(b) and 408(b) plans. The Company will also provide compensation to CitiStreet LLC in connection with the sale of the Contracts to such plans.

CONFORMITY WITH STATE AND FEDERAL LAWS

The laws of the state in which the Contract is issued govern that Contract. Where a state has not approved a Contract feature or funding option, it will not be available in that state. Any paid-up annuity, Cash Surrender Value or death benefits that are available under the Contract are not less than the minimum benefits required by the statutes of the state in which we delivered the Contract. We reserve the right to make any changes, including retroactive changes, in the Contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which the Company, the Contract or the Contract Owner is subject.

VOTING RIGHTS

The Company is the legal owner of the shares of the Underlying Funds. However, we believe that when an Underlying Fund solicits proxies in conjunction with a vote of shareholders we are required to obtain from you and from other owners instructions on how to vote those shares. We will vote all shares, including those we may own on our own behalf, and those where we have not received instructions from Contract Owners, in the same proportion as shares for which we received voting instructions. Should we determine that we are no longer required to comply with the above, we will vote on the shares in our own right. In certain limited circumstances, and when permitted by law, we may disregard voting instructions. If we do disregard voting instructions, a summary of that action and the reasons for such action would be included in the next annual report to Contract Owners.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

LEGAL PROCEEDINGS AND OPINIONS

Legal matters in connection with the federal laws and regulations affecting the issue and sale of the Contract described in this prospectus, as well as the organization of the Companies, their authority to issue variable annuity contracts under Connecticut law and the validity of the forms of the variable annuity contracts under Connecticut law, have been passed on by the Deputy General Counsel of the Companies.

In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Companies have received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004, the SEC requested additional information about the Companies' variable product operations on market timing, late trading and revenue sharing. The Companies are cooperating fully with all of these reviews and are not able to predict their outcomes.

Notwithstanding the above, there are no pending legal proceedings affecting either the Separate Account or the principal underwriter. There are no pending legal proceedings against either Company likely to have a material adverse affect on the ability of either Company to meet its obligations under the applicable contract.

                   APPENDIX A--CONDENSED FINANCIAL INFORMATION
================================================================================

           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES
                      ACCUMULATION UNIT VALUES (IN DOLLARS)

The following Accumulation Unit Value ("AUV") information should be read in conjunction with the Separate Account's audited financial statement and notes, which are included in the Statement of Additional Information ("SAI"). The first table provides the AUV information for the MINIMUM Separate Account Charge available under the contract. The second table provides the AUV information for the MAXIMUM Separate Account Charge available under the contract. The Separate Account Charges that fall in between this range are included in the SAI, which is free of charge. You may request a copy of the SAI by calling the toll-free number found on the first page of this prospectus or by mailing in the coupon attached in Appendix E. Please refer to the Fee Table section of this prospectus for more information on Separate Account Charges.


                      SEPARATE ACCOUNT CHARGES 0.80% 3% AIR

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Capital Appreciation Fund (5/00)                            2003        0.406           0.503             148,185
                                                               2002        0.547           0.406             213,843
                                                               2001        0.745           0.547               6,402
                                                               2000        1.000           0.745                  --

   High Yield Bond Trust (9/99)                                2003        1.107           1.418              27,244
                                                               2002        1.067           1.107                  --
                                                               2001        0.982           1.067                  --
                                                               2000        0.980           0.982                  --
                                                               1999        1.000           0.980                  --

   Managed Assets Trust (6/99)                                 2003        0.918           1.111              25,510
                                                               2002        1.013           0.918              25,510
                                                               2001        1.076           1.013              25,510
                                                               2000        1.102           1.076              20,767
                                                               1999        1.000           1.102              13,609

   Money Market Portfolio (9/99)                               2003        1.125           1.125             289,912
                                                               2002        1.119           1.125             264,365
                                                               2001        1.087           1.119              77,342
                                                               2000        1.032           1.087              76,073
                                                               1999        1.000           1.032              36,453

AIM Variable Insurance Funds
   AIM V.I. Premier Equity Fund - Series I (5/01)              2003        0.615           0.763                  --
                                                               2002        0.888           0.615                  --
                                                               2001        1.000           0.888                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
CitiStreet Funds, Inc.
   CitiStreet Diversified Bond Fund - Class I (9/99)           2003        1.251           1.310             481,357
                                                               2002        1.157           1.251             470,261
                                                               2001        1.092           1.157                  --
                                                               2000        0.979           1.092              12,041
                                                               1999        1.000           0.979              37,502

   CitiStreet International Stock Fund - Class I (7/99)        2003        0.697           0.899             291,178
                                                               2002        0.904           0.697             223,222
                                                               2001        1.160           0.904                  --
                                                               2000        1.272           1.160               1,916
                                                               1999        1.000           1.272               6,933

   CitiStreet Large Company Stock Fund - Class I (9/99)        2003        0.537           0.683             525,471
                                                               2002        0.702           0.537             430,013
                                                               2001        0.840           0.702                  --
                                                               2000        0.995           0.840              10,384
                                                               1999        1.000           0.995              21,459

   CitiStreet Small Company Stock Fund - Class I (9/99)        2003        1.220           1.732              83,489
                                                               2002        1.612           1.220              66,192
                                                               2001        1.600           1.612                  --
                                                               2000        1.465           1.600               1,472
                                                               1999        1.000           1.465               6,201

Credit Suisse Trust
   Emerging Markets Portfolio (10/99)                          2003        0.804           1.140              11,251
                                                               2002        0.916           0.804              11,251
                                                               2001        1.022           0.916                  --
                                                               2000        1.506           1.022                  --
                                                               1999        1.000           1.506                  --

Delaware VIP Trust
   Delaware VIP REIT Series - Standard Class (9/00)            2003        1.366           1.816              31,398
                                                               2002        1.318           1.366              19,794
                                                               2001        1.221           1.318                  --
                                                               2000        1.000           1.221                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Delaware VIP Small Cap Value Series - Standard              2003        1.208           1.701              22,455
   Class (10/99)
                                                               2002        1.289           1.208              10,600
                                                               2001        1.162           1.289                  --
                                                               2000        0.991           1.162                  --
                                                               1999        1.000           0.991                  --

Dreyfus Variable Investment Fund
   Dreyfus VIF Appreciation Portfolio - Initial
   Shares (7/99)                                               2003        0.792           0.952              42,639
                                                               2002        0.958           0.792              54,702
                                                               2001        1.065           0.958              27,197
                                                               2000        1.081           1.065              24,552
                                                               1999        1.000           1.081              24,552

   Dreyfus VIF Developing Leaders Portfolio - Initial
   Shares (10/99)                                              2003        1.041           1.360              57,302
                                                               2002        1.298           1.041              58,130
                                                               2001        1.394           1.298              13,264
                                                               2000        1.240           1.394               3,246
                                                               1999        1.000           1.240                  --

Franklin Templeton Variable Insurance Products Trust
   Mutual Shares Securities Fund - Class 2 Shares (5/03)       2003        1.000           1.204               6,200

Greenwich Street Series Fund
   Appreciation Portfolio (5/01)                               2003        0.772           0.954              45,111
                                                               2002        0.943           0.772              20,346
                                                               2001        1.000           0.943               3,353

   Equity Index Portfolio - Class II Shares (7/99)             2003        0.682           0.864             126,629
                                                               2002        0.886           0.682              47,426
                                                               2001        1.019           0.886              23,609
                                                               2000        1.133           1.019              14,389
                                                               1999        1.000           1.133              13,350

   Fundamental Value Portfolio (5/01)                          2003        0.722           0.992             157,189
                                                               2002        0.924           0.722              30,684
                                                               2001        1.000           0.924                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Janus Aspen Series
   Balanced Portfolio - Service Shares (5/01)                  2003        0.891           1.005              25,695
                                                               2002        0.962           0.891                  --
                                                               2001        1.000           0.962                  --

   Mid Cap Growth Portfolio - Service Shares (5/01)            2003        0.551           0.736               5,302
                                                               2002        0.772           0.551              33,784
                                                               2001        1.000           0.772                  --

   Worldwide Growth Portfolio - Service Shares (5/00)          2003        0.453           0.556               5,661
                                                               2002        0.615           0.453               5,661
                                                               2001        0.801           0.615               5,661
                                                               2000        1.000           0.801                  --


PIMCO Variable Insurance Trust
   Total Return Portfolio - Administrative Class (5/01)        2003        1.144           1.192               6,319
                                                               2002        1.057           1.144               7,538
                                                               2001        1.000           1.057                  --

Putnam Variable Trust
   Putnam VT Discovery Growth Fund - Class IB Shares (5/01)    2003        0.564           0.739                  --
                                                               2002        0.808           0.564                  --
                                                               2001        1.000           0.808                  --

   Putnam VT International Equity Fund - Class IB
   Shares (5/01)                                               2003        0.703           0.897               6,667
                                                               2002        0.861           0.703                  --
                                                               2001        1.000           0.861                  --

   Putnam VT Small Cap Value Fund - Class IB Shares (5/01)     2003        0.886           1.315              43,406
                                                               2002        1.093           0.886              40,852
                                                               2001        1.000           1.093                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Salomon Brothers Variable Series Funds Inc.
   All Cap Fund - Class I (4/00)                               2003        1.077           1.486               3,532
                                                               2002        1.449           1.077                  --
                                                               2001        1.433           1.449                  --
                                                               2000        1.000           1.433                  --

   Investors Fund - Class I (10/99)                            2003        0.903           1.185                  --
                                                               2002        1.183           0.903               6,424
                                                               2001        1.244           1.183                  --
                                                               2000        1.088           1.244                  --
                                                               1999        1.000           1.088              13,535

   Small Cap Growth Fund - Class I (5/01)                      2003        0.631           0.932                  --
                                                               2002        0.974           0.631                  --
                                                               2001        1.000           0.974                  --

   Total Return Fund - Class I (9/00)                          2003        0.975           1.121                  --
                                                               2002        1.055           0.975                  --
                                                               2001        1.072           1.055                  --
                                                               2000        1.000           1.072                  --

Smith Barney Investment Series
   Smith Barney Large Cap Core Portfolio (5/01)                2003        0.659           0.807               6,455
                                                               2002        0.897           0.659                  --
                                                               2001        1.000           0.897                  --

   Smith Barney Premier Selections All Cap Growth
   Portfolio (5/01)                                            2003        0.652           0.869                  --
                                                               2002        0.898           0.652                  --
                                                               2001        1.000           0.898                  --

Strong Variable Insurance Funds, Inc.
   Strong Multi Cap Value Fund II (3/00)                       2003        0.739           1.014               8,864
                                                               2002        0.969           0.739               8,864
                                                               2001        0.938           0.969                  --
                                                               2000        1.000           0.938                  --

The Travelers Series Trust
   Disciplined Mid Cap Stock Portfolio (8/99)                  2003        1.060           1.406              38,942
                                                               2002        1.247           1.060              22,864

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Disciplined Mid Cap Stock Portfolio  (continued)            2001        1.310           1.247               4,950
                                                               2000        1.132           1.310               4,950
                                                               1999        1.000           1.132               4,950

   Equity Income Portfolio (7/99)                              2003        0.874           1.137             192,847
                                                               2002        1.024           0.874             151,978
                                                               2001        1.105           1.024             109,815
                                                               2000        1.021           1.105              12,381
                                                               1999        1.000           1.021              12,381

   Federated Stock Portfolio (11/01)                           2003        0.802           1.015               4,216
                                                               2002        1.002           0.802               4,216
                                                               2001        1.000           1.002                  --

   Large Cap Portfolio (7/99)                                  2003        0.652           0.807              96,847
                                                               2002        0.851           0.652              96,847
                                                               2001        1.038           0.851              96,847
                                                               2000        1.224           1.038              52,127
                                                               1999        1.000           1.224              12,719

   Lazard International Stock Portfolio (8/99)                 2003        0.663           0.846               6,318
                                                               2002        0.768           0.663               6,318
                                                               2001        1.049           0.768               4,591
                                                               2000        1.194           1.049               4,591
                                                               1999        1.000           1.194               4,591

   Merrill Lynch Large Cap Core Portfolio (6/00)               2003        0.649           0.780                  --
                                                               2002        0.874           0.649                  --
                                                               2001        1.136           0.874                  --
                                                               2000        1.000           1.136                  --

   MFS Emerging Growth Portfolio (5/01)                        2003        0.531           0.681                  --
                                                               2002        0.814           0.531                  --
                                                               2001        1.000           0.814                  --

   MFS Mid Cap Growth Portfolio (10/99)                        2003        0.668           0.909              47,678
                                                               2002        1.317           0.668              45,675
                                                               2001        1.739           1.317              33,694
                                                               2000        1.603           1.739              30,494
                                                               1999        1.000           1.603                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Pioneer Fund Portfolio (8/99)                               2003        0.625           0.768              31,058
                                                               2002        0.903           0.625              24,128
                                                               2001        1.183           0.903                  --
                                                               2000        0.959           1.183                  --
                                                               1999        1.000           0.959                  --

   Social Awareness Stock Portfolio (7/99)                     2003        0.686           0.877              18,473
                                                               2002        0.921           0.686              14,167
                                                               2001        1.100           0.921              14,167
                                                               2000        1.115           1.100              14,167
                                                               1999        1.000           1.115              14,167

   Travelers Quality Bond Portfolio (8/99)                     2003        1.186           1.259              36,759
                                                               2002        1.130           1.186              19,941
                                                               2001        1.063           1.130              19,941
                                                               2000        1.002           1.063              19,941
                                                               1999        1.000           1.002              19,941

   U.S. Government Securities Portfolio (8/99)                 2003        1.301           1.326             328,667
                                                               2002        1.154           1.301             366,169
                                                               2001        1.099           1.154              20,423
                                                               2000        0.968           1.099              20,423
                                                               1999        1.000           0.968              20,423

Travelers Series Fund Inc.
   AIM Capital Appreciation Portfolio (5/01)                   2003        0.654           0.840                  --
                                                               2002        0.867           0.654                  --
                                                               2001        1.000           0.867                  --

   MFS Total Return Portfolio (7/99)                           2003        1.073           1.240             153,776
                                                               2002        1.141           1.073             135,391
                                                               2001        1.150           1.141              53,295
                                                               2000        0.994           1.150                  --
                                                               1999        1.000           0.994                  --

   Pioneer Strategic Income Portfolio (1/01)                   2003        1.084           1.285              32,760
                                                               2002        1.032           1.084              27,083
                                                               2001        1.000           1.032                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   SB Adjustable Rate Income Portfolio - Class I               2003        1.000           1.001               1,000
   Shares (9/03)

   Smith Barney Aggressive Growth Portfolio (5/01)             2003        0.634           0.846             251,625
                                                               2002        0.949           0.634              15,408
                                                               2001        1.000           0.949               2,646

   Smith Barney High Income Portfolio (8/99)                   2003        0.842           1.065              22,349
                                                               2002        0.877           0.842              20,231
                                                               2001        0.918           0.877              20,231
                                                               2000        1.007           0.918              20,231
                                                               1999        1.000           1.007              20,231

   Smith Barney International All Cap Growth
   Portfolio (12/99)                                           2003        0.597           0.755               3,291
                                                               2002        0.810           0.597               3,291
                                                               2001        1.186           0.810               3,291
                                                               2000        1.569           1.186               3,291
                                                               1999        1.000           1.569                  --

   Smith Barney Large Capitalization Growth
   Portfolio (10/99)                                           2003        0.677           0.991               5,766
                                                               2002        0.907           0.677                  --
                                                               2001        1.045           0.907                  --
                                                               2000        1.132           1.045                  --
                                                               1999        1.000           1.132                  --

   Strategic Equity Portfolio (7/99)                           2003        0.598           0.787              67,954
                                                               2002        0.908           0.598              67,954
                                                               2001        1.057           0.908              67,954
                                                               2000        1.303           1.057              56,806
                                                               1999        1.000           1.303              17,222

Van Kampen Life Investment Trust
   Comstock Portfolio - Class II Shares (5/03)                 2003        1.000           1.257                  --

   Emerging Growth Portfolio - Class II Shares (5/01)          2003        0.546           0.688                  --
                                                               2002        0.817           0.546                  --
                                                               2001        1.000           0.817                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Enterprise Portfolio - Class II Shares (5/01)               2003        0.637           0.794                  --
                                                               2002        0.911           0.637                  --
                                                               2001        1.000           0.911                  --

Variable Annuity Portfolios
   Smith Barney Small Cap Growth Opportunities
   Portfolio (5/01)                                            2003        0.700           0.986                  --
                                                               2002        0.949           0.700                  --
                                                               2001        1.000           0.949                  --

Variable Insurance Products Fund II
   Asset Manager Portfolio - Service Class 2 (5/00)            2003        0.813           0.949              23,009
                                                               2002        0.900           0.813              51,769
                                                               2001        0.949           0.900                  --
                                                               2000        1.000           0.949                  --

   Contrafund(R)Portfolio - Service Class 2 (5/01)             2003        0.852           1.083              75,992
                                                               2002        0.950           0.852              14,509
                                                               2001        1.000           0.950                  --

Variable Insurance Products Fund III
   Dynamic Capital Appreciation Portfolio - Service
   Class 2 (5/01)                                              2003        0.776           0.962              12,814
                                                               2002        0.846           0.776              12,814
                                                               2001        1.000           0.846               2,853

   Mid Cap Portfolio - Service Class 2 (5/01)                  2003        0.921           1.264              47,487
                                                               2002        1.032           0.921               9,533
                                                               2001        1.000           1.032                  --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)


                      SEPARATE ACCOUNT CHARGES 1.25% 140 FL

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Greenwich Street Series Fund
   Equity Index Portfolio - Class II Shares (7/99)             2003        0.636           0.791                  --
                                                               2002        0.841           0.636                  --
                                                               2001        0.986           0.841                  --
                                                               2000        1.117           0.986                  --
                                                               1999        1.000           1.117                  --


                                      NOTES

Effective April 30, 2003 Putnam Variable Trust: Putnam VT Voyager II Fund - Class IB Shares changed its name to Putnam VT Discovery Growth Fund - Class IB Shares.

Effective April 30, 2003 Putnam Variable Trust: Putnam VT International Growth Fund - Class IB Shares changed its name to Putnam VT International Equity Fund - Class IB Shares.

Effective April 30, 2003 Salomon Brother Variable Series Funds Inc.: Capital Fund - Class I changed its name to All Cap Fund - Class I.

Effective May 1, 2003 Janus Aspen Series: Aggressive Growth Portfolio - Service Shares changed its name to Mid Cap Growth Portfolio - Service Shares.

Effective May 1, 2003 The Travelers Series Trust: Utilities Portfolio changed its name to Pioneer Fund Portfolio.

Effective July 1, 2003: The Travelers Series Fund Inc.: Putnam Diversified Income Portfolio changed its name to Pioneer Strategic Income Portfolio

Effective September 15, 2003: The Travelers Series Fund Inc. Alliance Growth Portfolio changed its name to Strategic Equity Portfolio.

Effective November 17, 2003: The Travelers Series Trust: MFS Research Portfolio changed its name to Merrill Lynch Large Cap Core Portfolio.

Effective May 1, 2003 Dreyfus Variable Investment Fund: Small Cap Portfolio - Initial Shares changed its name to Dreyfus VIF Development Leaders Portfolio - Initial Shares.

Effective May 1, 2003 Dreyfus Variable Investment Fund: Appreciation Portfolio - Initial Shares changed its name to Dreyfus VIF Appreciation Portfolio - Initial Shares.

Funding options not listed above had no amount allocated to them or where not available as of December 31, 2003.

"Number of Units outstanding at the end of the period" may include units for Contracts Owners in payout phase, where appropriate.

The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account.

Putnam Variable Trust: Putnam VT Discovery Growth Funds - Class IB Share is no longer available to new contract owners.

Credit Suisse Trust: Emerging Markets Portfolio is no longer available to new contract owners.

Strong Variable Insurance Funds, Inc.: Strong Multi Cap Value Fund II is no longer available to new contract owners.

                   APPENDIX B--CONDENSED FINANCIAL INFORMATION
================================================================================

            THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES
                      ACCUMULATION UNIT VALUES (IN DOLLARS)

The following Accumulation Unit Value ("AUV") information should be read in conjunction with the Separate Account's audited financial statement and notes, which are included in the Statement of Additional Information ("SAI"). The first table provides the AUV information for the MINIMUM Separate Account Charge available under the contract. The second table provides the AUV information for the MAXIMUM Separate Account Charge available under the contract. The Separate Account Charges that fall in between this range are included in the SAI, which is free of charge. You may request a copy of the SAI by calling the toll-free number found on the first page of this prospectus or by mailing in the coupon attached in Appendix E. Please refer to the Fee Table section of this prospectus for more information on Separate Account Charges.


                      SEPARATE ACCOUNT CHARGES 0.80% 3% AIR

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Capital Appreciation Fund (5/00)                            2003        0.406           0.503            1,630,081
                                                               2002        0.547           0.406            1,837,286
                                                               2001        0.745           0.547            1,046,590
                                                               2000        1.000           0.745            1,006,482

   High Yield Bond Trust (5/99)
                                                               2003        1.107           1.418              381,556
                                                               2002        1.067           1.107              411,756
                                                               2001        0.982           1.067              314,101
                                                               2000        0.980           0.982              101,750
                                                               1999        1.000           0.980               92,789

   Managed Assets Trust (3/99)
                                                               2003        0.918           1.111              968,180
                                                               2002        1.013           0.918            1,042,680
                                                               2001        1.076           1.013            1,174,637
                                                               2000        1.102           1.076              913,007
                                                               1999        1.000           1.102              232,345

   Money Market Portfolio (4/99)                               2003        1.125           1.125            1,753,058
                                                               2002        1.119           1.125            1,258,377
                                                               2001        1.087           1.119              990,283
                                                               2000        1.032           1.087              700,403
                                                               1999        1.000           1.032              239,890

AIM Variable Insurance Funds
   AIM V.I. Premier Equity Fund - Series I (7/01)              2003        0.615           0.763              103,682
                                                               2002        0.888           0.615               55,895
                                                               2001        1.000           0.888                   --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
CitiStreet Funds, Inc.
   CitiStreet Diversified Bond Fund - Class I (3/99)           2003        1.251           1.310            3,142,575
                                                               2002        1.157           1.251            3,360,816
                                                               2001        1.092           1.157            2,080,975
                                                               2000        0.979           1.092              601,543
                                                               1999        1.000           0.979              139,623

   CitiStreet International Stock Fund - Class I (3/99)        2003        0.697           0.899            2,010,293
                                                               2002        0.904           0.697            2,025,194
                                                               2001        1.160           0.904            1,238,125
                                                               2000        1.272           1.160              474,746
                                                               1999        1.000           1.272               90,221

   CitiStreet Large Company Stock Fund - Class I (3/99)        2003        0.537           0.683            4,110,325
                                                               2002        0.702           0.537            3,575,681
                                                               2001        0.840           0.702            2,080,499
                                                               2000        0.995           0.840              959,029
                                                               1999        1.000           0.995              228,230

   CitiStreet Small Company Stock Fund - Class I (3/99)        2003        1.220           1.732              844,568
                                                               2002        1.612           1.220              739,822
                                                               2001        1.600           1.612              542,731
                                                               2000        1.465           1.600              462,418
                                                               1999        1.000           1.465              113,574

Credit Suisse Trust
   Emerging Markets Portfolio (5/99)                           2003        0.804           1.140               46,418
                                                               2002        0.916           0.804               45,812
                                                               2001        1.022           0.916               54,766
                                                               2000        1.506           1.022               71,391
                                                               1999        1.000           1.506               54,662

Delaware VIP Trust
   Delaware VIP REIT Series - Standard Class (7/99)            2003        1.366           1.816              282,138
                                                               2002        1.318           1.366              242,450
                                                               2001        1.221           1.318              128,487
                                                               2000        0.937           1.221              102,023
                                                               1999        1.000           0.937                   --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Delaware VIP Small Cap Value Series - Standard
   Class (4/99)                                                2003        1.208           1.701              177,208
                                                               2002        1.289           1.208              139,177
                                                               2001        1.162           1.289               13,468
                                                               2000        0.991           1.162                5,110
                                                               1999        1.000           0.991                   --

Dreyfus Variable Investment Fund
   Dreyfus VIF Appreciation Portfolio - Initial
   Shares (3/99)                                               2003        0.792           0.952              331,736
                                                               2002        0.958           0.792              356,023
                                                               2001        1.065           0.958              396,091
                                                               2000        1.081           1.065              311,873
                                                               1999        1.000           1.081              244,529

   Dreyfus VIF Developing Leaders Portfolio - Initial
   Shares (4/99)                                               2003        1.041           1.360              589,418
                                                               2002        1.298           1.041              540,784
                                                               2001        1.394           1.298              388,047
                                                               2000        1.240           1.394              305,761
                                                               1999        1.000           1.240               45,091

Franklin Templeton Variable Insurance Products Trust
   Mutual Shares Securities Fund - Class 2 Shares (8/03)       2003        1.000           1.204               17,090

Greenwich Street Series Fund
   Appreciation Portfolio (8/01)                               2003        0.772           0.954              100,091
                                                               2002        0.943           0.772               82,395
                                                               2001        1.000           0.943               14,712

   Equity Index Portfolio - Class II Shares (3/99)             2003        0.682           0.864            1,719,505
                                                               2002        0.886           0.682            1,579,821
                                                               2001        1.019           0.886            1,055,882
                                                               2000        1.133           1.019              842,129
                                                               1999        1.000           1.133              207,054

   Fundamental Value Portfolio (5/01)                          2003        0.722           0.992              637,061
                                                               2002        0.924           0.722              486,577
                                                               2001        1.000           0.924              106,535

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Janus Aspen Series
   Balanced Portfolio - Service Shares (5/01)                  2003        0.891           1.005              123,022
                                                               2002        0.962           0.891               83,565
                                                               2001        1.000           0.962                   --

   Mid Cap Growth Portfolio - Service Shares (8/01)            2003        0.551           0.736                   --
                                                               2002        0.772           0.551                   --
                                                               2001        1.000           0.772                   --

   Worldwide Growth Portfolio - Service Shares (5/00)          2003        0.453           0.556              319,311
                                                               2002        0.615           0.453              382,579
                                                               2001        0.801           0.615              441,531
                                                               2000        1.000           0.801              424,750


PIMCO Variable Insurance Trust
   Total Return Portfolio - Administrative Class (6/01)        2003        1.144           1.192              385,107
                                                               2002        1.057           1.144              388,046
                                                               2001        1.000           1.057               42,621

Putnam Variable Trust
   Putnam VT Discovery Growth Fund - Class IB Shares (12/01)   2003        0.564           0.739               11,671
                                                               2002        0.808           0.564               11,671
                                                               2001        1.000           0.808                   --

   Putnam VT International Equity Fund - Class IB
   Shares (5/01)                                               2003        0.703           0.897               88,330
                                                               2002        0.861           0.703               89,130
                                                               2001        1.000           0.861               36,530

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Putnam VT Small Cap Value Fund - Class IB Shares (6/01)     2003        0.886           1.315              173,137
                                                               2002        1.093           0.886              235,414
                                                               2001        1.000           1.093                1,734

Salomon Brothers Variable Series Funds Inc.
   All Cap Fund - Class I (3/99)                               2003        1.077           1.486              357,262
                                                               2002        1.449           1.077              340,827
                                                               2001        1.433           1.449              172,311
                                                               2000        1.222           1.433               70,934
                                                               1999        1.000           1.222               13,279

   Investors Fund - Class I (3/99)                             2003        0.903           1.185              151,723
                                                               2002        1.183           0.903              140,603
                                                               2001        1.244           1.183              102,276
                                                               2000        1.088           1.244               20,655
                                                               1999        1.000           1.088                5,119

   Small Cap Growth Fund - Class I (6/01)                      2003        0.631           0.932                   --
                                                               2002        0.974           0.631                   --
                                                               2001        1.000           0.974                  997

   Total Return Fund - Class I (3/99)                          2003        0.975           1.121               13,990
                                                               2002        1.055           0.975               10,605
                                                               2001        1.072           1.055                7,423
                                                               2000        1.002           1.072                5,470
                                                               1999        1.000           1.002                   --

Smith Barney Investment Series
   Smith Barney Large Cap Core Portfolio (5/01)                2003        0.659           0.807               20,096
                                                               2002        0.897           0.659               20,096
                                                               2001        1.000           0.897               20,096

   Smith Barney Premier Selections All Cap Growth
   Portfolio (6/01)                                            2003        0.652           0.869                   --
                                                               2002        0.898           0.652                   --
                                                               2001        1.000           0.898                   --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Strong Variable Insurance Funds, Inc.
   Strong Multi Cap Value Fund II (7/99)                       2003        0.739           1.014                9,511
                                                               2002        0.969           0.739                9,511
                                                               2001        0.938           0.969                6,351
                                                               2000        0.877           0.938                6,351
                                                               1999        1.000           0.877                6,351

The Travelers Series Trust
   Disciplined Mid Cap Stock Portfolio (6/99)                  2003        1.060           1.406              298,395
                                                               2002        1.247           1.060              244,570
                                                               2001        1.310           1.247              156,409
                                                               2000        1.132           1.310               87,378
                                                               1999        1.000           1.132                   --

   Equity Income Portfolio (3/99)                              2003        0.874           1.137            1,133,992
                                                               2002        1.024           0.874            1,011,873
                                                               2001        1.105           1.024              343,935
                                                               2000        1.021           1.105              212,588
                                                               1999        1.000           1.021              216,322

   Federated Stock Portfolio (4/99)                            2003        0.802           1.015               60,043
                                                               2002        1.002           0.802               52,941
                                                               2001        0.993           1.002               24,072
                                                               2000        0.965           0.993                4,126
                                                               1999        1.000           0.965                   --

   Large Cap Portfolio (3/99)                                  2003        0.652           0.807              524,562
                                                               2002        0.851           0.652              448,487
                                                               2001        1.038           0.851              409,069
                                                               2000        1.224           1.038              334,348
                                                               1999        1.000           1.224              247,021

   Lazard International Stock Portfolio (4/99)                 2003        0.663           0.846               57,438
                                                               2002        0.768           0.663               39,307
                                                               2001        1.049           0.768               43,074
                                                               2000        1.194           1.049               43,159
                                                               1999        1.000           1.194               13,922

   Merrill Lynch Large Cap Core Portfolio (3/99)               2003        0.649           0.780               15,265
                                                               2002        0.874           0.649               16,447

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Merrill Lynch Large Cap Core Portfolio  (continued)         2001        1.136           0.874               17,029
                                                               2000        1.213           1.136               80,150
                                                               1999        1.000           1.213                   --

   MFS Emerging Growth Portfolio (8/01)                        2003        0.531           0.681                   --
                                                               2002        0.814           0.531                   --
                                                               2001        1.000           0.814                   --

   MFS Mid Cap Growth Portfolio (5/99)                         2003        0.668           0.909              256,356
                                                               2002        1.317           0.668              249,539
                                                               2001        1.739           1.317              238,188
                                                               2000        1.603           1.739              201,277
                                                               1999        1.000           1.603               22,378

   Pioneer Fund Portfolio (5/99)                               2003        0.625           0.768              139,015
                                                               2002        0.903           0.625              177,705
                                                               2001        1.183           0.903              175,971
                                                               2000        0.959           1.183              136,065
                                                               1999        1.000           0.959               52,624

   Social Awareness Stock Portfolio (3/99)                     2003        0.686           0.877              190,338
                                                               2002        0.921           0.686              205,434
                                                               2001        1.100           0.921              252,885
                                                               2000        1.115           1.100              338,770
                                                               1999        1.000           1.115              204,232

   Travelers Quality Bond Portfolio (3/99)                     2003        1.186           1.259              336,903
                                                               2002        1.130           1.186              324,873
                                                               2001        1.063           1.130              229,303
                                                               2000        1.002           1.063               89,190
                                                               1999        1.000           1.002               30,445

   U.S. Government Securities Portfolio (3/99)                 2003        1.301           1.326              641,656
                                                               2002        1.154           1.301              674,168
                                                               2001        1.099           1.154              329,688
                                                               2000        0.968           1.099              147,364
                                                               1999        1.000           0.968               81,239

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Travelers Series Fund Inc.
   AIM Capital Appreciation Portfolio (11/01)                  2003        0.654           0.840               35,106
                                                               2002        0.867           0.654               38,688
                                                               2001        1.000           0.867                   --

   MFS Total Return Portfolio (4/99)                           2003        1.073           1.240            1,112,494
                                                               2002        1.141           1.073              994,730
                                                               2001        1.150           1.141              458,197
                                                               2000        0.994           1.150              177,102
                                                               1999        1.000           0.994               56,338

   Pioneer Strategic Income Portfolio (6/99)                   2003        1.084           1.285               37,669
                                                               2002        1.032           1.084               29,999
                                                               2001        0.998           1.032               17,469
                                                               2000        1.010           0.998                   --
                                                               1999        1.000           1.010                   --

   SB Adjustable Rate Income Portfolio - Class I
   Shares (10/03)                                              2003        1.000           1.001               12,265

   Smith Barney Aggressive Growth Portfolio (5/01)             2003        0.634           0.846              829,147
                                                               2002        0.949           0.634              372,023
                                                               2001        1.000           0.949              148,073

   Smith Barney High Income Portfolio (5/99)                   2003        0.842           1.065               20,424
                                                               2002        0.877           0.842               17,421
                                                               2001        0.918           0.877               26,499
                                                               2000        1.007           0.918               12,407
                                                               1999        1.000           1.007                   --

   Smith Barney International All Cap Growth
   Portfolio (3/99)                                            2003        0.597           0.755              182,229
                                                               2002        0.810           0.597              184,371
                                                               2001        1.186           0.810              202,204
                                                               2000        1.569           1.186               76,324
                                                               1999        1.000           1.569               33,821

   Smith Barney Large Capitalization Growth Portfolio (3/99)   2003        0.677           0.991              414,434
                                                               2002        0.907           0.677              335,753

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
   Smith Barney Large Capitalization Growth Portfolio
   (continued)                                                 2001        1.045           0.907              323,325
                                                               2000        1.132           1.045              265,016
                                                               1999        1.000           1.132              100,647

   Strategic Equity Portfolio (3/99)                           2003        0.598           0.787              861,404
                                                               2002        0.908           0.598              907,697
                                                               2001        1.057           0.908            1,013,052
                                                               2000        1.303           1.057              787,876
                                                               1999        1.000           1.303              274,568

Van Kampen Life Investment Trust
   Comstock Portfolio - Class II Shares (8/03)                 2003        1.000           1.257               15,449

   Emerging Growth Portfolio - Class II Shares (1/02)          2003        0.546           0.688                   --
                                                               2002        0.817           0.546                   --
                                                               2001        1.000           0.817                   --

   Enterprise Portfolio - Class II Shares (10/01)              2003        0.637           0.794                   --
                                                               2002        0.911           0.637                   --
                                                               2001        1.000           0.911                   --

Variable Annuity Portfolios
   Smith Barney Small Cap Growth Opportunities
   Portfolio (5/01)                                            2003        0.700           0.986                   --
                                                               2002        0.949           0.700                   --
                                                               2001        1.000           0.949                   --

Variable Insurance Products Fund II
   Asset Manager Portfolio - Service Class 2 (6/00)            2003        0.813           0.949              262,244
                                                               2002        0.900           0.813              227,798
                                                               2001        0.949           0.900              178,530
                                                               2000        1.000           0.949              133,640

   Contrafund(R) Portfolio - Service Class 2 (9/01)            2003        0.852           1.083              244,184
                                                               2002        0.950           0.852              208,513
                                                               2001        1.000           0.950                   --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Variable Insurance Products Fund III
   Dynamic Capital Appreciation Portfolio - Service
   Class 2 (5/01)                                              2003        0.776           0.962                5,993
                                                               2002        0.846           0.776                5,993
                                                               2001        1.000           0.846                   --

   Mid Cap Portfolio - Service Class 2 (7/01)                  2003        0.921           1.264              103,818
                                                               2002        1.032           0.921              100,887
                                                               2001        1.000           1.032                   --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)


                      SEPARATE ACCOUNT CHARGES 1.25% 140 FL

                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF     UNIT VALUE AT     OUTSTANDING AT
                       PORTFOLIO NAME                          YEAR        YEAR          END OF YEAR       END OF YEAR
------------------------------------------------------------  ------  ---------------  ---------------  -----------------
Greenwich Street Series Fund
   Equity Index Portfolio - Class II Shares (3/99)             2003        0.636           0.791                   --
                                                               2002        0.841           0.636                   --
                                                               2001        0.986           0.841                   --
                                                               2000        1.117           0.986                   --
                                                               1999        1.000           1.117                   --


                                      NOTES

Effective April 30, 2003 Putnam Variable Trust: Putnam VT Voyager II Fund - Class IB Shares changed its name to Putnam VT Discovery Growth Fund - Class IB Shares.

Effective April 30, 2003 Putnam Variable Trust: Putnam VT International Growth Fund - Class IB Shares changed its name to Putnam VT International Equity Fund - Class IB Shares.

Effective April 30, 2003 Salomon Brother Variable Series Funds Inc.: Capital Fund - Class I changed its name to All Cap Fund - Class I.

Effective May 1, 2003 Janus Aspen Series: Aggressive Growth Portfolio - Service Shares changed its name to Mid Cap Growth Portfolio - Service Shares.

Effective May 1, 2003 The Travelers Series Trust: Utilities Portfolio changed its name to Pioneer Fund Portfolio.

Effective July 1, 2003: The Travelers Series Fund Inc.: Putnam Diversified Income Portfolio changed its name to Pioneer Strategic Income Portfolio

Effective September 15, 2003: The Travelers Series Fund Inc. Alliance Growth Portfolio changed its name to Strategic Equity Portfolio.

Effective November 17, 2003: The Travelers Series Trust: MFS Research Portfolio changed its name to Merrill Lynch Large Cap Core Portfolio.

Effective May 1, 2003 Dreyfus Variable Investment Fund: Small Cap Portfolio - Initial Shares changed its name to Dreyfus VIF Development Leaders Portfolio - Initial Shares.

Effective May 1, 2003 Dreyfus Variable Investment Fund: Appreciation Portfolio - Initial Shares changed its name to Dreyfus VIF Appreciation Portfolio - Initial Shares.

Funding options not listed above had no amount allocated to them or where not available as of December 31, 2003.

"Number of Units outstanding at the end of the period" may include units for Contracts Owners in payout phase, where appropriate.

The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account.

Putnam Variable Trust: Putnam VT Discovery Growth Funds - Class IB Share is no longer available to new contract owners.

Credit Suisse Trust: Emerging Markets Portfolio is no longer available to new contract owners.

Strong Variable Insurance Funds, Inc.: Strong Multi Cap Value Fund II is no longer available to new contract owners.

                                   APPENDIX C
================================================================================

            WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME CONFINEMENT
                      NOT AVAILABLE UNDER SECTION 457 PLANS
                NOT AVAILABLE IF OWNER IS AGE 71 OR OLDER ON THE
                                 CONTRACT DATE.
       PLEASE REFER TO YOUR CONTRACT FOR STATE VARIATIONS OF THIS WAIVER.

If, after the first Contract Year and before the Maturity Date, the Annuitant begins confinement in an eligible nursing home, you may surrender or make withdrawal, subject to the maximum withdrawal amount described below, without incurring a withdrawal charge. In order for the Company to waive the withdrawal charge, the withdrawal must be made during continued confinement in an eligible nursing home after the qualifying period has been satisfied, or within sixty
(60) days after such confinement ends. The qualifying period is confinement in an eligible nursing home for ninety (90) consecutive days. We will require proof of confinement in a form satisfactory to us, which may include certification by a licensed physician that such confinement is medically necessary.

An eligible nursing home is defined as an institution or special nursing unit of a hospital which:

     (a)  is Medicare approved as a provider of skilled nursing care services;
          and

     (b) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.


                                       OR

Meets all of the following standards:

     (a) is licensed as a nursing care facility by the state in which it is licensed;

     (b) is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

     (c) provides nursing care to individuals who are not able to care for themselves and who require nursing care;

     (d) provides, as a primary function, nursing care and room and board; and charges for these services;

     (e) provides care under the supervision of a licensed physician, registered nurse (RN) or licensed practical nurse (LPN);

     (f) may provide care by a licensed physical, respiratory, occupational or speech therapist; and

     (g) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

FILING A CLAIM: You must provide the Company with written notice of a claim during continued confinement after the 90-day qualifying period, or within sixty days after such confinement ends.

The maximum withdrawal amount for which we will waive the withdrawal charge is the Contract Value on the next Valuation Date following written proof of claim, less any Purchase Payments made within a one-year period before confinement in an eligible nursing home begins, less any Purchase Payments made on or after the Annuitant's 71st birthday.

We will pay any withdrawal requested under the scope of this waiver as soon as we receive proper written proof of your claim, and we will pay the withdrawal in a lump sum. You should consult with your personal tax adviser regarding the tax impact of any withdrawals taken from your Contract.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees: $2,780.00 for 10,000,000 in interests of Fixed Account Annuitization Options with a Market Value Adjustment Cash Out Feature.

Estimate of Printing Costs:  $10,000

Cost of Independent Auditors:  $5,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 33-770 et seq inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or less than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed basis.

Citigroup Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a)    Exhibits

     EXHIBIT
      NUMBER      DESCRIPTION

         1. Distribution and Principal Underwriting Agreement. (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51800 filed December 14, 2000.)

         2.       None.

         3(a). Charter of The Travelers Life and Annuity Company, as amended on April 10, 1990. (Incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 333-40191 filed November 13, 1997).

         3(b). By-Laws of The Travelers Life and Annuity Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 333-40191 filed November 13, 1997.)

         4. Contracts. (Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form N-4, File No. 333-58783 filed November 3, 1998.)

         5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to the Registration Statement on Form S-2 filed December 29, 1998.)

         8.       None.

         9.       None.

         10.      None.

         11.      None.

         12.      None.

         13.      Incorporated by reference to the text of the Prospectus.

         15.      None.

         16.      None.

         23(a).   Consent of KPMG LLP, Independent Auditors. Filed herewith.

         23(b).   Consent of Counsel (see Exhibit 5).

         24(a). Power of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for J. Eric Daniels, George C. Kokulis, Katherine M. Sullivan and Glenn Lammey. (Incorporated herein by reference to Exhibit 24(b) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 333-69753 filed April 3, 2000.)

         24(b) Power of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for George C. Kokulis, Glenn Lammey, Marla Berman Lewitus and William R. Hogan. (Incorporated herein by reference to Exhibit 24(b) to Post-Effective Amendment No. 2 to the Registration statement on Form S-2, File No. 333-69753, filed April 5, 2001.)

         24(c). Power of Attorney authorizing Ernest J. Wright or Kathleen A. McGah as signatory for Kathleen A. Preston. (Incorporated herein by reference to Exhibit 24(c) to the Registration Statement on Form S-2, File No. 333-69753 filed April 1, 2002.)

         25.      None.

         26.      None.

         27.      None.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(a) of Regulation S-K:

(a)    Rule 415 Offerings:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

       i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

       iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h) Request for Acceleration of Effective Date:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on March 31, 2004



                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  (Registrant)

                               By:    *GLENN D. LAMMEY
                                      ----------------
                                      Glenn D. Lammey, Chief Financial Officer,
                                      Chief Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 31, 2004.



*GEORGE C. KOKULIS                      Director, President and Chief Executive
------------------------------
(George C. Kokulis)                     Officer (Principal Executive Officer)


*GLENN D. LAMMEY                        Director, Chief Financial Officer, Chief
-------------------------------         Accounting Officer (Principal Financial
(Glenn D. Lammey)                       Officer)

*MARLA BERMAN LEWITUS                   Director
------------------------------
(Marla Berman Lewitus)

*KATHLEEN L. PRESTON                    Director
-------------------------------
(Kathleen L. Preston)




*By: /s/Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT LETTER   DESCRIPTION
     23(a)       Consent of KPMG LLP, Independent Auditors